AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2004
                                                     REGISTRATION NO. 333-112036

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            WESTERN GOLDFIELDS, INC.
                 (Name of small business issuer in its charter)
                              --------------------

             IDAHO                          1040                  38-3661016
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                          THOMAS K. MANCUSO, PRESIDENT
                           961 MATLEY LANE, SUITE 120
                               RENO, NEVADA  89502
                                 (775) 337-9433
(Name, Address and Telephone Number of Principal Executive Offices and Agent for
                                    Service)

                                 WITH A COPY TO:
                                HENRY I. ROTHMAN
                              MICHAEL J. PENDLETON
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK  10174
                                 (212) 704-6000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]


                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                 Amount       Proposed Maximum    Proposed Maximum        Amount of
Title of Each Class of            to be        Offering Price        Aggregate       Registration Fee(2)(3)
Securities to be Registered   Registered(1)     per Share(2)     Offering Price(2)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     38,485,818  $             0.70  $       35,022,026  $              1,354
-----------------------------------------------------------------------------------------------------------

(1) Total represents 24,880,818 shares of common stock and 13,605,000 shares of common stock issuable upon exercise of the warrants to be offered by the selling security holders of the Registrant. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (g) under the Securities Act based on the average of the high and low prices of the common stock on May 5, 2004, as reported on the Pink Sheets. The registrant initially filed this registration statement on Form SB-2 (No. 333-112036) on January 20, 2004 with respect to 34,765,118 shares of common stock and paid a registration fee of $3,038. In accordance with Rule 457(a), the registration fee paid in connection with amendment no. 1 to this registration statement on Form SB-2 was computed on the basis an the offering price of $10,686,444 for the 15,266,348 additional shares of common stock of the registrant to be covered by the registration statement.
(3)  Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 6, 2004



                            WESTERN GOLDFIELDS, INC.

                        38,485,818 SHARES OF COMMON STOCK

     We are registering 24,880,818 shares of our common stock and 13,605,000 shares of common stock issuable upon exercise of the warrants for sale by our security holders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                      PER SHARE       TOTAL
                                      ----------  --------------
          Public offering price. . .  $     1.25  $48,107,272.50
          Proceeds to us . . . . . .           -               -

     The selling security holders will sell their shares of our common stock at the price listed above until a public market develops for the shares or the shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the Pink Sheets, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been determined arbitrarily and does not have any relationship to any established criteria of value.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our principal executive offices are located at 961 Matley Lane, Suite 120, Reno, Nevada 89502, and our telephone number is (775) 337-9433.


                 The date of this prospectus is          , 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . .    1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
FORWARD-LOOKING STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .    9
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
PRICE RANGE OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . .   11
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . .   11
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
PLAN OF OPERATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . .   35
PRINCIPAL SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . .   39
SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . .   41
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . .   46
DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . .   48
SHARES ELIGIBLE FOR FUTURE SALE . . . . . . . . . . . . . . . . . . . .   50
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . .   51
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS. .. . .  . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" on page 4 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

The Company

     We were incorporated in 1924 under the name Bismarck Mining Company as an exploration corporation. We conducted various mineral exploration activities, and when no commercial deposits were found on our properties, in 1971 we entered a period of dormancy. We emerged from dormancy in 1999 to begin exploration activities, and we changed our name to Western Goldfields, Inc. in July 2002.
We are an independent mining company in the business of acquiring and developing mineral natural resource properties, primarily gold and silver. In November 2003, we completed the acquisition of the Mesquite Mine in Imperial County, California from a subsidiary of Newmont Mining Corporation. Additionally we own exploration rights to fourteen groups of claims.

     The Mesquite Mine is currently producing gold from heap leach pads that were stacked with materials by previous owners. In addition, we are finalizing plans for the development of new mining operations at Mesquite that we anticipate will include the expansion of existing open pit mines on the property. There is no assurance that a commercially viable mineral deposit exists on any of our properties.

     We acquired the Mesquite Mine for 3,454,468 shares of our common stock, warrants to purchase 8,091,180 shares of our common stock at $1.00 per share, assumption of the reclamation and closure liability at Mesquite supported by bonds in the total amount of $7.8 million, payment to a subsidiary of Newmont Mining Corporation of 50% of the net operating cash flow from gold recovered from material already placed on the heap leach pads, subject to adjustments, and a royalty of between 0.5% and 2.0% on sales of precious metals from newly mined material.

     We funded this acquisition from the proceeds of a $6 million credit facility together with the net proceeds of approximately $9.1 million from our November-December 2003 private placement of 25,000,000 shares of our common stock and warrants to purchase an additional 12,500,000 shares of our common stock.

     Our principal executive offices are located at 961 Matley Lane, Suite 120, Reno, Nevada 89502, and our telephone number is (775) 337-9433. Our website is located at http://www.westerngoldfields.com. Information contained on our
           --------------------------------
website does not constitute part of this prospectus.

THE OFFERING

Securities offered by the selling security holders  38,485,818 shares of common stock
                                                    (1)

Common stock outstanding as of July 30, 2004 . . .  38,258,077 shares

Use of Proceeds. . . . . . . . . . . . . . . . . .  We will not receive any of the proceeds from the sale of the
                                                    securities owned by the selling
                                                    security holders.  We may receive
                                                    proceeds in connection with the
                                                    exercise of the warrants, the
                                                    underlying shares of which may in
                                                    turn be sold by the selling security
                                                    holders under this prospectus.  We
                                                    intend to use any proceeds from the
                                                    exercise of warrants for working
                                                    capital and other general corporate
                                                    purposes.  There is no assurance that
                                                    any of the warrants will ever be
                                                    exercised for cash, if at all.

Risk Factors . . . . . . . . . . . . . . . . . . .  An investment in our securities involves a high degree of risk and
                                                    could result in a loss of your entire
                                                    investment.  Prior to making an
                                                    investment decision, you should
                                                    carefully consider all of the
                                                    information in this prospectus and, in
                                                    particular, you should evaluate the
                                                    risk factors set forth under the
                                                    caption "Risk Factors" beginning on
                                                    page 4.

Pink Sheets Symbol . . . . . . . . . . . . . . . .  WGDF

----------------------

(1) Includes 13,605,000 shares of our common stock issuable upon the exercise of warrants.

SUMMARY FINANCIAL DATA

     The following table presents certain selected historical consolidated financial data. The historical consolidated financial information as of and for the fiscal years ended December 31, 2003 and 2002 has been derived from our consolidated financial statements, which have been audited by Williams & Webster, P.S., independent accountants. The historical consolidated financial information for the three months ended March 31, 2004 and March 31, 2003 have been derived from our unaudited consolidated financial statements. You should read the data set forth below together with the section entitled "Plan of Operation" and our financial statements and related notes included elsewhere in this prospectus.


                                 Three Months Ended               Year Ended

                                March 31,    March 31,    December 31,    December 31,
STATEMENT OF OPERATIONS DATA:     2004         2003           2003            2002
                               -----------  -----------  --------------  --------------

Net Revenues                   $2,629,498   $        -   $           -   $           -

Operating loss                   (181,683)    (105,576)     (3,559,569)       (288,057)

Net loss                         (218,120)    (132,524)     (3,745,696)       (370,051)

Net loss per share - Basic           (.01)        (.01)          (0.28)          (0.08)

Net loss per share - Diluted         (.01)        (.01)          (0.28)          (0.08)


                                 March 31,   March 31,   December 31,   December 31,
BALANCE SHEET DATA:                2004         2003         2003           2002
                               -----------  ----------  -------------  -------------

Total assets                   $22,266,880  $  570,755  $  22,542,124  $     680,062

Total current liabilities        4,231,449      16,000      4,023,704         61,000

Long term liabilities            8,248,994           -      8,998,994              -

Provision for Derivative Loss      934,128           -        855,788              -

Stockholders' equity             8,852,309     554,755      8,663,638        619,062

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

                          RISKS RELATED TO OUR INDUSTRY

WE ARE DEPENDENT ON THE PRICE OF GOLD, WHICH IS SUBJECT TO NUMEROUS FACTORS BEYOND OUR CONTROL. A SUBSTANTIAL OR EXTENDED DECLINE IN GOLD PRICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR REVENUES, PROFITS AND CASH FLOWS.

     Our business is extremely dependent on the price of gold, which is affected by numerous factors beyond our control. Factors tending to put downward pressure on the price of gold include:

     -    sales  or  leasing  of  gold  by  governments  and  central  banks;

     -    a  low  rate  of  inflation  and  a  strong  U.S.  dollar;

     -    global  and  regional  recession  or  reduced  economic  activity;

     -    speculative  trading;

     - the demand for gold for industrial uses, use in jewelry, and investment;

     -    high supply of gold from production, disinvestment, scrap and hedging;

     -    interest  rates;

     -    sales  by  gold  producers  in forward transactions and other hedging;

     - the production and cost levels for gold in major gold-producing nations; and

     - the cost level (in local currencies) for gold in major consuming nations.

     Any drop in the price of gold would adversely impact our future revenues, profits and cash flows. In addition, sustained low gold prices can:

     - reduce revenues further by production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing gold price;

     -    halt  or  delay  the  development  of  new  projects;  and

     - reduce funds available for exploration, with the result that depleted minerals are not replaced.

WE ARE SUBJECT TO SUBSTANTIAL COSTS FOR COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS AND MAY BE SUBJECT TO SUBSTANTIAL COSTS FOR LIABILITY RELATED TO ENVIRONMENTAL CLAIMS.

     Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local laws relating to the protection of air and water quality, hazardous waste management and mine reclamation. We may have potential future liability for environmental costs. In addition, we may be subject to reclamation costs for our claims, even if we have not conducted the activity on those properties. Further, the regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position.

     Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. We may be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

                         RISKS RELATED TO OUR OPERATIONS

WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS, WHICH COULD AFFECT THE WAYS IN WHICH WE CONDUCT OUR BUSINESS.

     In November 2003, we and Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a credit facility agreement under which RMB International (Dublin) Limited made available an aggregate amount of $6 million to Western Mesquite Mines, Inc. Borrowings under the facility agreement bear interest at a base interest rate of LIBOR plus 6 percent and variable interest rates based on internal rate of return and cash flow calculations and gold production in the project areas described in the facility agreement. In addition, the facility agreement provides for quarterly principal reduction payments. See "Plan of Operation - Liquidity and Capital Resources; Recent Developments."

     This level of indebtedness could have important consequences on our operations, including:

     - we may need to use a large portion of the money we earn to repay principal and pay interest on our debt, which will reduce the amount of money available to finance our operations and other business activities;

     - our debt level may make us more vulnerable to economic downturns and adverse developments in our businesses and markets;

     - our debt level may reduce our flexibility in responding to changing business and economic conditions, including increased competition in our industry; and

     - our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital in the future or implement our business strategy.

     We expect to obtain the money to pay our expenses and to pay principal and interest on our debt from our cash flow. Our ability to meet these requirements will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have enough money to do so, we may be required to refinance all or part of our existing debt, sell assets or borrow more money. We cannot assure you that we will be able to do so on commercially reasonable terms, if at all.

SINCE THIS REGISTRATION STATEMENT WAS NOT DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION BY MARCH 31, 2004, WE MAY HAVE TO PAY SUBSTANTIAL PENALTIES UNTIL THE DATE OF EFFECTIVENESS.

     In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation. In connection with the purchase of the Mesquite Mine, we issued 3,454,468 shares of our common stock and warrants to purchase 8,091,180 shares of our common stock to Newmont Mining Corporation and agreed to register the securities under the Securities Act of 1933. In the registration rights agreement, we agreed to use our best efforts to cause the Securities and Exchange Commission to declare the registration statement effective by March 31, 2004. Newmont Mining Corporation has since waived this right to have its shares registered by March 31, 2004. However, since we did not meet the deadline, we may be deemed to have violated the registration rights agreement which could cause us to incur penalties under the agreement.

ONLY ONE OF OUR PROPERTIES HAS COMMENCED COMMERCIAL PRODUCTION, AND IF WE CONTINUE TO EXPERIENCE SIGNIFICANT OPERATING LOSSES, WE MAY NEED ADDITIONAL
FINANCING  TO  FUND  OUR  OPERATIONS,  WHICH  MAY  NOT  BE  AVAILABLE  TO  US.

     We emerged from dormancy in 1999 to pursue mineral exploration and development opportunities, and have a limited operating history in our current form. Since we reorganized our business, we have incurred operating costs in each quarter but only began to generate any revenue in January 2004. We have incurred cumulative net losses of approximately $4.8 million from April 1999 through March 31, 2004, and we anticipate a net loss at least through 2004.

     Except for the Mesquite Mine, none of our properties has commenced commercial production, and we have a limited history of earnings or cash flow from our operations. In addition, in our acquisition of the Mesquite Mine, we purchased an asset that had been scheduled for closure by the previous owner. Newmont Mining Corporation operated the Mesquite Mine in a limited caretaker mode with a view towards closure until our acquisition of the Mesquite Mine in November 2003. At that time, Newmont Mining Corporation did not operate the Mesquite Mine as an operating mine but as an operation to be discontinued, and we may not be able to successfully reopen and operate the mine and to execute our business strategy.

     We believe that additional financing will be required in the future to fund our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations.

WE HAVE TWENTY-FIVE FULL-TIME EMPLOYEES OTHER THAN OUR OFFICERS, AND WE ARE DEPENDENT ON OUR DIRECTORS, OFFICERS AND THIRD-PARTY CONTRACTORS.

          We have four officers and twenty-five other individuals who are full time employees. We have a small number of individuals in management and each person has experience in the mining industries. We are wholly dependent upon the personal efforts and abilities of these officers and our independent directors and our consultants. Our consultants devote less than all of their time and efforts to our operations. While much of our operations are handled by our employees, our directors and officers direct our policies and manage our operations. The loss of any one of these individuals could adversely affect our business. We do not have employment agreements with any of our officers or directors. We are currently seeking to hire geologists and engineers on a permanent basis and unless and until we do so we must rely on consultants paid on a per diem basis. Competition for such personnel is intense, and there is no assurance that we will be able to hire and retain such personnel in the future.

IF WE DO NOT CONTINUALLY OBTAIN ADDITIONAL DEPOSITS FOR GOLD PRODUCTION, WE WILL BE UNABLE TO ACHIEVE OR MAINTAIN TARGETED PRODUCTION LEVELS.

     We must continually replace gold deposits depleted by production. Our Mesquite Mine operation began producing gold from material that the previous owners had placed on the heap leach pads. Depleted deposits must be replaced by expanding operations on known properties or by locating new deposits in order for us to maintain our production levels over the long term. Success in exploration for gold is uncertain. There is no assurance that a commercially viable mineral deposit exists on any of our properties. As a result, our metals inventory may decline as minerals are produced without adequate replacement.

ESTIMATES OF PROVEN AND PROBABLE DEPOSITS ARE UNCERTAIN, AND ANY INACCURACIES COULD RESULT IN THE ESTIMATES BEING OVERSTATED.

     Estimates of proven and probable deposits and cash operating costs are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Gold producers use feasibility studies to derive estimates of cash operating costs based upon anticipated tonnage and grades of minerals to be mined and processed, the predicted configuration of the deposits, expected recovery rates, comparable facility, equipment and operating costs, and other factors. Actual cash operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our deposits to be overstated. The data included and referred to in this prospectus represent only estimates. You should not assume that the present value referred to in this prospectus represent the current market value of our estimated deposits.

                       RISKS RELATING TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK, AND WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT.

     There is no established public trading market for our common stock. Currently, our common stock is quoted in the Pink Sheets. There can be no assurance that our common stock will be admitted to trade on any established trading market or exchange. Additionally, if our common stock is admitted for listing or trading, there can be no assurance that it will maintain the requirements for continued listing or trading on an established trading market or exchange.

     Our common stock may not be traded actively. An illiquid market for shares of our common stock may result in lower trading prices and increased volatility, which could negatively affect the value of your investment. If an active trading market does develop, it may not last and the trading price of the shares may fluctuate widely as a result of a number of factors, many of which are outside our control. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

     -    quarterly variations in operating results;

     -    changes in financial estimates by securities analysts;

     -    changes in market valuations of other similar companies;

     - announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

     -    additions or departures of key personnel;

     - any deviations in net sales or in losses from levels expected by securities analysts; and

     -    future sales of common stock.

     In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall and could negatively affect your investment regardless of our performance.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

     Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of July 30, 2004, there were 38,258,077 shares of our common stock outstanding. In addition to the shares covered by this prospectus, approximately 7,554,802 of these shares are or will become freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933. The remainder of our outstanding shares are held by our officers, directors and greater than 5% shareholders and may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act of 1933. In addition, as of July 30, 2004, an additional 27,470,849 shares were subject to outstanding options and warrants.

     Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

A SMALL NUMBER OF EXISTING SHAREHOLDERS CONTROL OUR COMPANY, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES.

     Our executive officers and directors, together with our largest shareholders, beneficially own approximately 48.2% of our common stock as of July 30, 2004. As a result, these entities and individuals may be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

     You should rely only on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as "believe," "aim," "expect," "anticipate," "intend," "foresee," "likely," "should," "planned," "may," "estimated," "potential" or other similar or comparable words and phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. In particular, statements, express or implied, concerning future operating results or the ability to generate income or cash flows are forward-looking statements.

     These forward-looking statements involve certain assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ significantly from historical results or from those anticipated by management. You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to in this prospectus, could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements, including:

     - costs or difficulties related to the integration of the Mesquite Mine into our business plan may be greater than expected;

     - competitive pressures may increase in the industry or markets in which we operate;

     - extent of our success in discovering, developing and producing reserves and in acquiring new ore sites;

     - estimates of deposits are necessarily less than certain, particularly with respect to new discoveries;

     - actual future production, commodity prices, revenues, taxes, development, expenditures, operating expenses and quantities of deposits may vary from estimates;

     -    problems in meeting permitting and other regulatory requirements;

     - changes in general economic conditions or in political or competitive forces;

     -    changes in the securities or currency-exchange markets;

     -    dependence on key personnel;

     - risk that our analyses of these risks and forces could be incorrect or that the strategies developed to address them could be unsuccessful; and

     -    risks described under "Risk Factors."

     You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus.

     All subsequent written and oral forward-looking statement attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. We may receive proceeds from the issuance of shares of our common stock upon the exercise of warrants we issued in our November-December 2003 private placement. These warrants also contain a "cashless exercise" provision, by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal in market value to the difference between the market value of the shares issuable upon exercise and the total cash exercise price of the part of the warrant being exercised. These warrants are exercisable for a period of two years at an exercise price of $1.00. We intend to use any proceeds from the exercise of warrants for working capital and other general corporate purposes. These warrants are not being offered under this prospectus; however, the shares of our common stock issuable upon exercise of these warrants are being offered under this prospectus by the selling security holders.

     There is no assurance that any of the warrants will ever be exercised for cash, if at all. If all of these outstanding warrants are exercised for cash, we would receive aggregate gross proceeds of approximately $12.5 million.

                           PRICE RANGE OF COMMON STOCK

     There is no established public trading market for our common stock. Our common stock is quoted under the symbol "WGDF" in the Pink Sheets. The following table sets forth the high and low bid information for our common stock for the periods indicated, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

            Quarter Ended                  High Bid Quotation   Low Bid Quotation
            -------------                 -------------------  ------------------

2004:
  Third quarter (through July 30, 2004)   $              0.80  $             0.60
  Second quarter                          $              0.86  $             0.58
  First quarter                           $              1.62  $             0.71
2003:
  Fourth quarter                          $              1.90  $             1.25
  Third quarter                           $              2.00  $             1.60
  Second quarter                          $              1.95  $             1.10
  First quarter                           $              2.05  $             1.60
2002:
  Fourth quarter                          $              2.00  $             0.60
  Third quarter                           $              1.01  $             0.15
  Second quarter                          $              0.09  $             0.03
  First quarter                           $              0.09  $             0.09

     As of July 30, 2004, there were approximately 915 shareholders of record of our common stock.

                         DETERMINATION OF OFFERING PRICE

     The selling security holders will sell their shares of our common stock at a price of $1.25 per share until a public market develops for our the shares or the shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other that quotation in the Pink Sheets, and thereafter at prevailing market prices or privately negotiated prices. The offering price has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have only generated revenue since January 2004, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. We intend to arrange for the quotation of our common stock on the OTC Bulletin Board. There can be no assurance that we will be able to find market makers willing to quote our shares on the OTC Bulletin Board.


     The exercise price of the warrants being registered was determined in negotiations with Newmont Mining Corporation in connection with our acquisition of the Mesquite Mine.

                                 DIVIDEND POLICY

     We have never declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including the terms of our credit facility and our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                PLAN OF OPERATION

     We are an independent precious metals production and exploration company focused on the western United States.

     In November 2003, we obtained a $6 million credit facility in connection with our acquisition of the Mesquite Mine. In addition, in November - December 2003, we conducted a private placement of 12,500,000 units consisting of two shares of our common stock and warrants to purchase an additional share of our common stock which resulted in aggregate net proceeds to us of approximately $9.1 million. The warrants are exercisable for a period of two years from the date of issuance for a purchase price of $1.00 per share, subject to anti-dilution adjustments.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003, we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 8,091,180 shares of our common stock;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs, capital expenses and other allowances and adjustments, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     The purchase included all infrastructure and permits necessary to operate the mine.

     Since we acquired the Mesquite Mine it has produced an average of approximately 2,600 ounces of gold per month from material that previous owners had placed on the heap leach pads. During the period from November 7, 2003 to December 31, 2003, we produced approximately 5,367 ounces of gold, all of which was held as inventory or metal in process prior to being refined under the terms of a processing agreement that we entered into with Newmont Mining Corporation. Under the terms of the agreement, Newmont Mining Corporation agreed to process carbon loaded with gold while we completed reconstruction of a carbon stripping and gold refining circuit at the Mesquite Mine.

     During the first three months of 2004, we sold approximately 7,172 ounces of gold that we received from Newmont Mining Corporation under the terms of the processing agreement and delivered to Newmont Mining Corporation approximately 8,951 ounces under the terms of the processing agreement. In addition, we increased our gold held as metal-in-process by approximately 1,582 ounces.

     We completed reconstruction of the gold refining circuit in April 2004 and terminated the processing agreement. Since March 31, 2004, we have produced 10,626 ounces of gold and sold 10,407 ounces for our own account.

     We have negotiated a bonding plan through American Home Assurance Company for the operation and liability of the Mesquite Mine whereby the insurance company offers a series of environmental insurance programs designed to cap sponsor, vendor and partner liability for reclamation and closure costs, including cost overruns as a result of unexpected contamination, increased costs and legislative changes. The insurance company charged us an initial premium based on their estimate of the net present value of the completion of the reclamation, plus an annual fee. In exchange, the insurance company insures the reclamation and closure process and provides the surety bond.

We will make claims against the insurance policy and funds will be released to pay for the reclamation and closure expenditures as they are incurred. Any revenues from the sale of material is to the account of the project sponsor and any profits from cost savings in the actual program versus the bonded amount are released to the sponsors when the project bonding is released.

     There are two phases of the Mesquite Mine project. The continuing operations comprise leaching of minerals inventoried on the pads prior to September 2001. We intend to implement a program that will seek to increase recovery from the pads. We estimate that in 2004 we will invest approximately $1.1 million for facilities enhancements and infrastructure improvements for the continuing operations, of which approximately $419,364 has been spent through June 2004.

     In the second phase at the Mesquite Mine, we also intend to undertake development of the existing heap leach pads and exploration of the other areas of the Mesquite Mine in 2004. There can be no assurance that we will find any minerals or reserves on our properties. We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     We intend to contact other companies to explore joint venture possibilities with respect to any findings of mineralized materials on our properties. We intend to attempt to locate an open pit and engage a joint venture candidate with funds available to support the cost of an open pit mine and the operational experience to direct the exploration operation. Currently, we have entered into nonbinding letters of intent for joint venture arrangements with respect to the Lincoln Hill Mine and the Sunny Slope Mine. However, we have not identified or contacted any other joint venture candidates. We cannot assure you that we will be able to enter into a joint venture arrangement for the exploration or development of our properties, including the Lincoln Hill Mine and the Sunny Slope Mine, on terms that are favorable to us, if at all.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2003

     During the three months ended March 31, 2004, we earned our first revenues from operations since we emerged from dormancy in April 1999. We had net revenues of $2,629,498 during the three months ended March 31, 2004 from the sale of 7,172 ounces of gold produced from the Mesquite Mine.

     Mine operating costs were $1,902,098 in the three months ended March 31, 2004 compared with $0 for the three months ended March 31, 2003. Mine site administration was $381,875 in the three months ended March 31, 2004 compared with $0 in the three months ended March 31, 2003. Depreciation, depletion and amortization was $193,601 in the first three months of 2004 compared with $0 in the first three months of 2003. After adjusting for an increase in inventories of $519,084 in the first three months of 2004 compared with $0 in the first three months of 2003, total cost of goods sold was $2,016,017 in the three months ended March 31, 2004 compared with $0 in the three months ended March 31, 2003. We reported a gross profit of $613,481 for the three months ended March 31, 2004 compared with $0 in the three months ended March 31, 2003. These changes reflect the acquisition of our Mesquite Mine in November 2003.

     We incurred exploration expenses of $132,761 during the three months ended March 31, 2004 compared with $13,372 in the three months ended March 31, 2003. This increase reflects preliminary exploration activity relating to several properties we reviewed for possible acquisition. General and administrative expenses increased to $662,403 during the first quarter of 2004, compared with $92,204 in the first quarter of 2003, reflecting additional corporate costs associated with the acquisition of the Mesquite Mine in November 2003 as well as expenses incurred relating to financing transactions. We reported an operating loss of $181,683 during the three months ended March 31, 2004 compared with an operating loss of $105,576 in the three months ended March 31, 2003.

     Other expenses totaled $36,437 during the first three months of 2004 compared with $26,948 in the first three months of 2003. We reported a net loss of $218,120 for the three month period ended March 31, 2004 compared with a net loss of $132,524 for the three month period ended March 31, 2003.

     Cash received from operating activities increased to $3,361,962 during the three months ended March 31, 2004 compared with a cash outflow of $121,189 in the first three months of 2003. This change reflected operations at the Mesquite Mine and the release of $3,815,400 in restricted cash relating to proceeds of our November-December 2003 private placement. That release of funds to us was partially offset by an increase in inventories of $473,997 and an increase in accounts receivable of $737,111 during the quarter.

     During the three months ended March 31, 2004, we used $317,566 to purchase plant and equipment primarily related to the gold recovery circuit at the Mesquite Mine, compared with $0 in the three months ended March 31, 2003. We also made the first scheduled repayment of $750,000 under the terms of our credit facility.

     For the next four to six quarters, we expect to spend between approximately $500,000 and $750,000 per month to operate the heap leach pad operation, a total of approximately $500,000 for the investigation and initial enhancement of heap leach pad processes and approximately $713,000 to complete a feasibility study regarding the expansion of mining operations at the Mesquite Mine.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

     We did not earn any revenues from operations from the period whenwe emerged from dormancy in April 1999 through the year ended December 31, 2003.

     Our activities during the period we emerged from dormancy in April 1999 through the nine month period ended September 30, 2003 were focused on the acquisition of our interests in our mineral properties. We acquired interests in fourteen properties. Each property is made up of a number claims. As of the year ended December 31, 2003, we have conducted no exploration of our own on any of these claims with the exception of minor surface sampling, assaying and mapping of some of the surface veins and underground workings where accessible. From the period we emerged from dormancy in April 1999 through the year ending December 31, 2003, we have used our common stock to raise money for our property acquisitions and for corporate expenses.

     Following our acquisition of the Mesquite Mine in November 2003, gold production was held in inventory under the terms of a carbon processing agreement with Newmont Mining Corporation. Consequently we did not report any revenues. We did incur mine operating costs of $1,030,102 during the year ended December 31, 2003, compared with $0 in the twelve month period to December 31, 2002. We also incurred mine site administration costs of $166,923 and reported depreciation, depletion and amortization of $437,941 during the year ended December 31, 2003 compared with $0 and $0, respectively, during the year ended December 31, 2002. These costs at the Mesquite Mine incurred during the year ended December 31, 2003 resulted in an increase in inventories of $1,634,966 during the year from $0 in the year ended December 31, 2002. These changes reflect the acquisition of the Mesquite Mine in November 2003.

     We incurred exploration expenses of $55,447 during the year ended December 31, 2003 compared with $184,563 in the year ended December 31, 2002, reflecting our focus during 2003 on completing the acquisition of the Mesquite Mine. When we acquired the Mesquite Mine, we initially assigned a value of $2,731,156 to the mineral properties for metal on the pads and had $5,000 in other claims. However, since there is no assurance that we will be able to recover that metal or the value of the other claims, we have recorded a non-cash exploration expense of $2,736,156 in the year ended December 31, 2003 compared with $0 in the prior year.

     General and administrative expense increased to $767,966 for the year ended December 31, 2003 from $103,494 for the year ended December 31, 2002. These operating expenses included expenditures associated with exploration activities, payments to consultants, legal and accounting fees, directors fees and general and administrative expenses. This increase reflects our transition from a dormant company to an active operating company. The largest increase in expenditures occurred in payment of consulting fees reflecting the our increased activity in conducting due diligence and evaluation of the Mesquite Mine acquisition and in the increase in corporate costs associated with raising funds for the acquisition of the mine and other corporate purposes. Net cash provided by financing activities in the year ended December 31, 2003 was $14,364,716 compared to $541,500 for the year ended December 31, 2002.

     In the year ended December 31, 2003 other expenses increased to $186,127 from $81,994 in the year ended December 31, 2002. The increase primarily reflects financing and interest expenses related to the financing to support the acquisition of the Mesquite Mine. During the year ended December 31, 2003 we reported a net loss of $3,745,696 compared with a net loss of $370,051 in the year ended December 31, 2002.

     We began our operation of the Mesquite Mine in November 2003. As a result, our operating profile and the reasons for fluctuation in the expense amounts between the periods prior to and following November 2003 changed significantly. Prior to November 2003, we primarily concentrated our business on the acquisition of properties and raising funds to advance our business. After our acquisition of the Mesquite Mine, we intend to dedicate the majority of our expenditures to retrieve gold from heap leach pads or from new mining and processing at the Mesquite Mine.

LIQUIDITY AND CAPITAL RESOURCES; RECENT DEVELOPMENTS

     As of the date of this prospectus, there is limited historical financial information regarding our company upon which to base an evaluation of our performance.

     Expansion of operations at the Mesquite Mine and plans for further growth of the company depend on our ability to obtain additional capital through the issuance of additional debt or equity and through the generation of revenue. Operating cash flows commenced in the first quarter of 2004, and therefore, we have no historical comparative performance data.

     At March 31, 2004, we had cash, unrestricted and restricted, of $3,126,697. As of March 31, 2004, we had an accumulated deficit of $4,802,672 and generated net revenues of $2,629,498 during the three months ended March 31, 2004 compared to an accumulated deficit of approximately $971,380 with no revenues at March 31, 2003. Total current liabilities as of March 31, 2004 were $4,231,449 as compared to $16,000 at March 31, 2003.

     In November 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a $6 million credit facility agreement with RMB International (Dublin) Limited and RMB Resources Limited. We guaranteed the obligations of Western Mesquite Mines, Inc. under the facility agreement and issued warrants to purchase 780,000 shares of our common stock to RMB Resources Limited. The warrants are exercisable for a period of three years from the date of the facility agreement for a purchase price of $1.00 per share, subject to adjustments.

     Western Mesquite Mines, Inc. must make principal and interest payments beginning in January 2004. Western Mesquite Mines, Inc. made the first three principal payments under the facility agreement at the end of January, April and July 2004 of $750,000 each. Borrowings under the facility agreement bear interest at a base interest rate of LIBOR plus 6 percent. We believe that we will be able to service this obligation through cash flow and cash reserves. Borrowings under the facility agreement also bear interest at a variable interest rate of:

     - 20% of amounts based on cash flow calculations to and including the date which the agent under the facility agreement determines that the internal rate of return of Western Mesquite Mines, Inc. has equaled or exceeded 20 percent; and then

     - 10% of amounts based on cash flow calculations until economic exhaustion of gold production from the materials currently located on the heap leach facilities on the project areas described in the facility agreement.

     Western Mesquite Mines, Inc. may prepay all or part of the outstanding principal on any quarterly date after January 2004 and before the final repayment date in an amount of not less than $200,000. Western Mesquite Mines, Inc. is required to make quarterly principal reduction payments of $750,000 beginning in January 2004 and has made three payments on schedule. If Western Mesquite Mines, Inc. does not make a quarterly payment, it must pay an additional amount of not less than $750,000 on the next quarterly payment date as a reduction in principal. It is an event of default under the facility agreement if Western Mesquite Mines, Inc. fails to pay an amount of not less than $750,000 on two consecutive quarterly payment dates. In addition, Western Mesquite Mines, Inc. must pay 50% of its excess cash flow for each quarter as a prepayment of principal.

     Our credit facility also restricts us from making expenditures that have not been approved by the credit facility agent. Under the facility agreement, we have agreed with the credit facility agent on a corporate budget as well as a detailed operating budget for the Mesquite Mine. We provide the credit facility agent with monthly reports that reconcile the actual results with that budget. If we wish to make material expenditures not agreed to in the budget, we have to seek the credit facility agent's prior approval. In particular, the facility agreement provides that we may not dispose of, or create any encumbrance over, any assets other than in the normal course of business, or incur indebtedness in excess of $250,000.

     In January 2004, we closed a private placement we conducted in November - December 2003 of 12,500,000 units at a price of $0.80 per unit. Units consisted of one share of our common stock, a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share and the right to receive one share of our common stock issued in escrow under certain circumstances. Each purchaser of a unit in the private placement was entitled to receive the additional escrow share per unit purchased if we did not close a transaction with another company before February 28, 2004 which resulted in the listing of the resulting company's securities on the Toronto Stock Exchange. We entered into a letter of intent with Tandem Resources, Ltd. for a potential merger transaction to satisfy this condition of the private placement, but we terminated the letter of intent in February 2004 due to potential tax and regulatory issues associated with the transaction. The escrow agent released the escrowed shares to the purchasers in March 2004.

     We also agreed to register under the Securities Act of 1933, as amended, the shares of common stock issued in the private placement, issued upon exercise of the warrant issued in the private placement and shares of any resulting entity in a merger transaction. In addition, we agreed under certain circumstances, upon the request of the holders, to include those shares of our common stock in a securities registration that we undertake on our behalf or on behalf of others by June 30, 2004. In the agreements, we agreed to pay penalties to the investors based on 2% of the average closing sale price of our common stock for each 30 days following June 30, 2004 in which this registration statement is not effective. These penalties are prorated in any period in which the default is cured. As of July 30, 2004, we have accrued penalties of approximately $200,000.

     Except for the Mesquite Mine, none of our properties has commenced commercial production, and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations.

     Our operations of the Mesquite Mine operations began in November 2003. We accumulated a work-in-progress inventory 5,367 ounces of gold during operations in November and December 2003, produced an additional 8,754 ounces and sold 7,172 ounces during the first quarter of 2004, leaving a balance of 6,949 ounces of gold in inventory as March 31, 2004. We experienced decreasing daily production during November and early December. We immediately implemented changes to bring production up to approximately 3,000 ounces per month during the first three months of 2004, and production has since declined to average approximately 2,600 ounces per month since November 2003. We have implemented programs at the mine to reduce and control monthly expenditures with the objective of reducing the operating cash cost.

     We had no sales in 2003 as metal was being built up in circuits at the Mesquite Mine and at the processing facility. Sales of metal will be recorded at both the spot price and under the forward sales agreement in 2004, with the related costs charged from inventory to cost of goods sold.

     As part of our credit facility agreement we entered into a cash flow hedging program under which we sold forward through RMB International (Dublin) Limited 26,399 ounces of gold at $382.95 per ounce, or approximately 50% of expected production of gold from the heaps. These ounces were scheduled for delivery beginning January 30, 2004 and every three months thereafter until October 31, 2005 as follows: 2,380, 4,368, 3,733, 3,324, 3,577, 3,523, 2,897 and
2,597 ounces. On each of the settlement dates, we settle in cash for the difference between the sales price and the hedged price times the number of scheduled ounces to be sold for that three month period. Unlike a conventional hedge, we were not required to put up collateral, and we are not subject to any margin requirements

Since we sold gold for more than the hedged price in the period ended January 30, 2004, we made a payment under the hedge of $64,379 and reduced revenue by a corresponding amount. As of July 30, 2004, we have paid approximately $120,200 to RMB International (Dublin) Limited under this agreement and have 15,918 ounces of gold outstanding subject to this hedge facility.

     We have a long-term strategy of selling our gold production at prevailing market prices. Under our risk management policy, we periodically review our exposure under this hedge and adjust our risk profile accordingly. Furthermore, to manage a portion of our revenue risk and provide additional comfort to the lender under our facility agreement, we entered into this forward sale. We believe this program to be effective for its purpose and do not expect that it will be ineffective during the hedge period.

     Our calculation of the derivative effects of the forward sales contract as of March 31, 2004 and December 31, 2003 is as follows.

                                                    March 31, 2004   December 31, 2003
                                                    ---------------  ------------------
Afternoon Fix on the London Metal Exchange          $        423.70  $           417.25
Undelivered ounces of gold sold forward                      24,019              26,399
Loss recognized as other comprehensive income       $        78,340  $          855,788
Value of accrued derivative loss on sales contract  $       934,128  $          855,788


     We are currently spending approximately $75,000 per month for our ongoing corporate functions. In addition, we plan to spend between $300,000 and $500,000 over the next 12 months to advance our current portfolio of properties or to acquire and advance other strategically important projects. We have not budgeted specific amounts for exploration or development for any of our properties.

     As of the date of this prospectus, we believe that we have sufficient working capital to make the royalty payments required on our properties, to conduct preliminary exploration programs and to satisfy our cash requirements for the twelve months following the date of this prospectus. Our credit facility restricts us from making expenditures that have not been approved by the credit facility agent. We may need to obtain additional funds, either through equity offerings or debt, to fund our general and administrative expenses, make the advance royalty payments required on our properties and conduct exploration programs on our properties. Failure to obtain such additional financing will result in the loss by us of our interests in our mineral properties. We have no agreements or understandings with any person for additional financing.

                                    BUSINESS

     We were incorporated as Bismarck Mining in the State of Idaho in 1924. We focused on silver exploration in the Coeur d'Alene district of northern Idaho and held various exploration claims from time to time. Prior to 1971, Sunshine Mining Company obtained the rights to explore our properties from us, did not find commercial deposits, and, as a consequence, in 1971 we entered into a period of dormancy. We did not conduct any business operations until 1999. We emerged from dormancy in 1999 to begin exploration activities and acquired rights to three groups of claims in the western United States. As part of our program to acquire additional claims, in August 2002, we acquired Calumet Mining Company, a privately held exploration company which held exploration rights to five groups of claims.

     In early 2003 we became aware of the possibility of acquiring the Mesquite Mine in Imperial County, California from Hospah Coal Company, a wholly-owned subsidiary of Newmont Mining Corporation. During the first half of 2003, we conducted due diligence on the mine and held extensive discussions with Newmont Mining Corporation and various potential sources of capital, which resulted in us and Newmont entering into a letter of intent in July 2003 for us to acquire the Mesquite Mine. In November 2003, we completed the acquisition of a 100% interest in the Mesquite Mine for:

     - assumption of reclamation and closure liabilities at the property, estimated at $6.0 million;

     - provision of approximately $7.8 million in reclamation bonds to various governmental authorities replacing equivalent bonds previously provided by Newmont Mining Corporation, which was subsequently reduced to $7.0 million;

     - additional shares of our common stock and warrants to purchase our common stock valued at approximately $3.1 million. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock, warrants to purchase an additional 8,091,180 shares of our common stock;

     - a perpetual net smelter return royalty ranging, according to location, from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs, capital expenses and other allowances and adjustments, from the sale of ore or products derived from materials that were placed on the heap leach pads as of the acquisition date.

     The Mesquite Mine is our most important asset providing us with current gold production from material that had been stacked on the heap leach pads by Newmont Mining Corporation and its predecessors, as well as representing our most advanced exploration project. We are conducting a feasibility study for the development of new mining operations at the Mesquite Mine that may include the expansion of existing open pit mines on the property.

     Separately, we are conducting exploration on certain of our other properties. Based on the outcome of that activity, we expect to proceed to further exploration, form a joint venture to develop the claims or drop the claims. There can be no assurance that we will find any minerals or reserves on our properties.

                                [GRAPHIC OMITTED]

                            WESTERN GOLDFIELDS, INC.

                               MAJOR GOLD PROJECTS

MESQUITE MINE

     Background

     In early 2003 we began investigating the possibility of acquiring the Mesquite Mine in Imperial County, California from a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock, valued at approximately $60,000, to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003, we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for an additional 3,342,609 shares of our common stock, valued at approximately $1.7 million, and the other items set out above. The property consists of 213 unpatented and 53 patented mining lode claims, 127 patented and 97 unpatented mill site claims, 658 acres of California state leased land, and 315 acres of fee lands, covering a total of 5,200 acres. Prior to the purchase, Newmont Mining Corporation had ceased mining operations at the Mesquite Mine, and transitioned the Mesquite Mine to shutdown and reclamation.

     We secured a bonding plan through American Home Assurance Company for the operations and closure liabilities of the Mesquite Mine whereby the insurance company provided a series of environmental insurance programs designed to cap sponsor, vendor and partner liability for reclamation and closure costs, including cost overruns as a result of unexpected contamination, increased costs and legislative changes. This plan initially provided $7.8 million in bonds to government agencies and was subsequently reduced to $7.0 million. The insurance company charged us an initial premium of $7.7 million based on their estimate of $6.0 million for the net present value of the completion of the reclamation, $1.7 million for an excess liability policy covering pollution and reclamation obligations of up to $14 million, and an annual fee of $32,966. In exchange, the insurance company insures the reclamation and closure process and provides the surety bond. We will make claims against the insurance policy and funds will be released to us to pay for the reclamation and closure expenditures as they are incurred. Any revenues from the sale of material is to our account and any gains from cost savings in the actual program versus the bonded amount will be released to us when the project bonding is released.

     Since we acquired the Mesquite Mine, we have reviewed the current gold recovery program from the existing heap leach pads. We have conducted metallurgical tests and drilled some of the pad material in order to improve the recovery and better understand the remaining potential on the pads. As of March 31, 2004, we spent approximately $51,000 on drilling and metallurgical testing programs, which consisted of approximately $41,000 for direct drilling costs and sample analyses and $10,000 for metallurgical consulting and reporting.

     As a result of this work, we have modified the processing circuit and are seeking to increase production and reduce operating costs compared with our original budgets. We have spent approximately $306,000 on improving the process circuit. The improvements consists of $231,000 to refurbish and re-commission the carbon stripping and refinery circuit, repair and improve the carbon columns and gold recovery system, and redesign and repair the leaching and fluid handling system on the heap leach pads. In addition, we spent an additional $75,000 for associated metallurgical consulting and reporting.

     The previous owners of the Mesquite Mine applied for and obtained the permits required to restart mining at the Mesquite Mine. The transfer of these permits to us was completed in April 2004. We are currently conducting a feasibility study that will consider the economic potential to renew mining operations for this material. We estimate that we will invest approximately $750,000 in completing the feasibility study. If the feasibility study is positive, we may seek additional funds to commence mine operations.

     In order to complete the transition of operations when we closed the acquisition, we retained the services of Harrison Western Construction Corporation to manage the Mesquite Mine for an initial period of six months. Under the contract, Harrison Western Construction Corporation charged us a management fee of costs plus 10%. In January 2004, we hired a new general manager for the Mesquite Mine and notified Harrison Western Construction Corporation that our contract would not be renewed. We completed the transition of the operations of the Mesquite Mine from Harrison Western Construction Corporation to us in May 2004.

     Location  and  Access

     The Mesquite Mine is located south of the Chocolate Mountains in Imperial County, southern California in the Mojave Desert, approximately 35 miles east of Brawley and 45 miles northwest of Yuma, Arizona, located just north of the Mexican border at an elevation of between 600 and 1,000 feet above sea level. The property is in a desert region with average annual rainfall of approximately 3 inches and sparse desert vegetation.

     The Mesquite Mine is supported by existing infrastructure, including state highway 78 that passes close to the mine, grid electric power and the Southern Pacific Rail Road. The total annual holding cost, which includes Bureau of Land Management and county maintenance fees, California state lease fees, lease to the Los Angeles Sanitation Company and other lease fees and property taxes, is approximately $180,000. There are various underlying royalties payable on some of the claims ranging from 2.0% to 6.3%, although the majority of the claims bear no royalty. These royalties are payable on production from material already on the leach pads as well as newly mined material. In addition, we will pay a royalty of 0.5% to 2.0%, depending on location, to Newmont Mining Corporation on newly mined material. The Newmont royalties are such that the highest total royalty payable will be 6.8%.

                                [GRAPHIC OMITTED]

                          MINE DEVELOPMENT ASSOCIATES
                    RENO                               NEVADA

  Past Operations

     There has been intermittent mining in the area of the Mesquite Mine since the late 1800's. In approximately 1876, crews building the Southern Pacific Railroad discovered gold at Mesquite. There was renewed activity in the 1930's with small-scale mining of placer deposits continuing until the 1950's when attempts at underground lode mining on the Mesquite property were initiated. Although one shaft serviced three different levels, no significant gold production was recorded. In 1980, Goldfields Mining Corporation, a wholly owned subsidiary of Consolidated Goldfields Limited, a U.K.-based mining company, began acquiring leases and started an exploratory drill program. In 1982, Goldfields announced it had discovered a bulk mineable gold deposit.

     The Mesquite Mine was developed in 1985 with the construction of an open pit mine with heap leach gold recovery that commenced commercial operations in March 1986 and operated continuously until May 2001. In May 2001, Newmont Mining Corporation ceased mining new mineral at the Mesquite Mine. At that time, Newmont Mining Corporation had not obtained all of the necessary operating permits to expand the open pits. Those permits were obtained in February 2002. From May 2001 through August 2001, Newmont Mining Corporation continued to stack minerals that had previously been mined and stockpiled prior to May 2001. Since August 2001, gold production from material placed on the leach pads between March 1986 and August 2001 has continued without interruption. In February 2002, Newmont Mining Corporation prepared a reclamation and closure plan for the Mesquite Mine that was approved by the relevant governmental agencies. Under that plan, residual leach operations were scheduled to be completed in October 2003.

     In 1986, the first full year of mining, a total of 8.7 million tons of material was mined at an average rate of approximately 30,000 tons per day. Production increased to a peak of 45 million tons in 1997, a rate of 132,000 tons per day. Mining ceased in May 2001 upon completion of the mine plan that had been permitted at that time. Permits for the mine expansion were received in early 2002.

     During its fifteen year operating life, ownership of Mesquite changed four times. Gold Fields Mining Corporation developed the mine in the early 1980's. In 1989, Hanson Natural Resources acquired Gold Fields Mining Corporation. Hanson Natural Resources exchanged its wholly owned gold operations for assets held by Santa Fe Gold in 1993. In 1997, Newmont Mining Corporation acquired Santa Fe Gold.

     Mining took place in three major pits, Big Chief to the northwest of the property, Rainbow to the northeast, and Vista to the southeast. Mine infrastructure was based in the center of the property, feeding three distinct areas of leach pads located to the south on the pediment. Gold recovery and leach pad infrastructure is located to the northeast of the three pad areas, and to the south of the mine infrastructure.

     Total gold production from mine inception in 1986 through March 31, 2004 was 2.978 million ounces of gold. Annual production totaled approximately 92,600 ounces in 2001, of which approximately 16,900 ounces were produced from the residual leach operations after the last material was stacked on the pads in August 2001. In 2002, the mine produced approximately 59,600 ounces of gold, and in 2003, the mine produced approximately 50,600 ounces of gold. During the first three quarters of 2003, Newmont Mining Corporation reported production of 40,300 ounces of gold at total cash costs of $172 per ounce. However, past results are not necessarily indicative of future production, and there is no assurance that production will occur on an economically feasible basis, if at all.

  Current Operations

     We entered into two transitional agreements with third parties to support our activities at the Mesquite Mine. First, we entered into an agreement with Harrison Western Construction Corporation for management and operation of the Mesquite Mine. In January 2004, we hired a Vice President of Operations who acts as general manager for the Mesquite Mine, and we completed the transition of the operations of the Mesquite Mine to our officers and employees in May 2004. In connection with this transaction, we hired employees of Harrison Western Construction Corporation to become employees of Western Mesquite Mines, Inc., our wholly owned subsidiary that directly owns the Mesquite Mine. We currently have twenty-five employees at the Mesquite Mine.

     Separately, we entered into an agreement with Newmont Mining Corporation whereby Newmont Mining Corporation would continue to process carbon loaded with gold produced at the Mesquite Mine, for a period of up to six months from November 2003 in order to give us time to rebuild the carbon strip circuit and gold refinery that has been shut down by the previous operators. In April 2004, we completed the reconstruction of the gold circuit at a cost of $306,000, and we have begun shipping gold and silver to Johnson Matthey Inc. pursuant to our refining agreement.

     Since our acquisition of the Mesquite Mine to March 31, 2004, we produced approximately 14,121 ounces of gold. During the first three months of 2004, we have produced approximately 2,500 to 3,000 ounces of gold per month. In addition, we have initiated a program to increase the production and reduce operating costs at the Mesquite Mine. We have drilled ten sonic drill holes into the heap leach pads in order to recover material for laboratory testing designed to determine how much gold is remaining within the leach pads and how to recover as much of that gold as economically as possible. We have also implemented a program that seeks to optimize the use of reagents and chemicals needed in the heap leach process. The sonic drill program is budgeted at approximately $125,000 for 2004, of which we have spent approximately $41,000.

  Other Opportunities

     The County Sanitation District of Los Angeles County has developed and permitted a plan to create a 100 year landfill at Mesquite that, when completed, will be the largest residential waste disposal in the United States. Waste will be dumped on lined pads on the pediment to the southeast of the Mesquite pits, ultimately including the southern sections of the leach pads. The waste dumps will utilize much of the material mined at Mesquite as liner and seal. Each cell of the landfill will be sealed as it is completed.

     We believe that the landfill has numerous potential benefits for our Mesquite operations, including contract mining and processing of material such as clay, waste and leached ore. Much of the infrastructure at the property is likely to be retained by the landfill, and we anticipate ongoing monitoring will be taken over by the landfill once the Mesquite Mine has met certain reclamation standards.

     Under the agreement with the County Sanitation District of Los Angeles County, we have the right explore for, mine, extract, process, market and sell ore, and otherwise conduct mining and processing activities, anywhere on the property for an initial period through 2024 with automatic extensions until 2078.

  Geology and Mineralization

     The Mesquite Mine is characterized by a sequence of rocks that has been crosscut by a number of sills and dikes and offset by numerous faults. There are three main structural components that we believe may have provided conduits for mineralization and offsets to mineralization found at the Mesquite Mine. The northwest trending structures appear to have the greatest control on gold distribution, while the northeast trending faults have offset mineralization in a stair step fashion. The system is bounded by structures parallel to the San Andreas Fault.

     We believe that gold mineralization was deposited within 500 to 1,000 feet of the surface. Visible gold has been identified throughout the Mesquite area. Small flakes of free "flour" gold have been found within the fault zones. These zones are limited in extent, but we believe they can be extremely high grade.

OTHER MINING EXPLORATION CLAIMS

     In addition to the Mesquite Mine, we own or lease the exploration rights to the groups of claims listed below, which make up our currently owned property. To date, we have spent approximately $15,000 for the limited amounts of sampling, assaying and geologic mapping conducted on these properties. We are presently in the exploration stage, and there is no assurance that commercially viable mineralized material, or a reserve, exists on these properties. We have no known reserves or resources on any of our properties and our proposed program is exploratory in nature. We do not currently intend to make material expenditures of time or money for the claims listed below. The following table sets forth the claims we have acquired. The following table sets forth the claims we have acquired.

-----------------------------------------------------------------------------------------------------------------------
NAME                            CLAIMS                                             TYPE OF            LOCATION
------------------------------  -------------------------------------------------  -----------------  -----------------
                                                                                   INTEREST
------------------------------  -------------------------------------------------  -----------------  -----------------
Koegel Hills Property           KH-1                  NMC#824427                   Unpatented         Mineral Co., NV
                                KH-2                  NMC#824428                   Claims
                                KH-3 through  KH-36   NMC#845107-845140
                                KH-39 through KH-74   NMC#845141-845176
------------------------------  -------------------------------------------------  -----------------  -----------------
Lincoln Hill Mine               King's Ransom         NMC#520341                   Exploration        Pershing Co., NV
                                King's Ransom # 1     NMC#520342                   and Mining
                                King Tut              NMC#520343                   Lease
                                King Tut #1           NMC#520344                   Agreement
                                King Tut #2           NMC#520345
                                King Tut #3           NMC#520346
                                LHL-3 through LHL-5   NMC#804472-804474
                                LHL-7 through LHL-9   NMC#804475-804477
                                WMC-1 through WMC-6   NMC#828003-828008
                                ALH-10                NMC#824678
                                ALH 11                NMC#824679
                                ALH 31                NMC#824699
                                ALH 33                NMC#824701
                                ALH 35                NMC#824703
                                ALH 37                NMC#824705
                                ALH 39                NMC#824707
                                ALH 41                NMC#824709
                                ALH 47 through ALH 49 NMC#824715-824717
                                ALH 58                NMC#824726
                                ALH 59                NMC#824727
                                ALH 71                NMC#827947
                                ALH 72                NMC#827948
                                ALH 74                NMC#827950
                                Abe Lincoln #2        Patent No. 4601
                                                      APN#088-010-34
------------------------------  -------------------------------------------------  -----------------  -----------------
The Pyramid Mine                Anchor                NMC#97948                    Unpatented Claims  Churchill Co., NV
                                Anchor#01             NMC#97949
                                Pyramid               NMC#97950
                                Pyramid Fraction      NMC#97951
                                Happy Kate            NMC#97952

------------------------------  -------------------------------------------------  -----------------  -----------------
The Corral Canyon Property      Corral Canyon#1       NMC#768248                   Unpatented         Churchill Co., NV
                                Corral Canyon #2      NMC#768249                   Claims

------------------------------  -------------------------------------------------  -----------------  -----------------
The Snowshoe Group                                                                 Unpatented         Shoshone Co., NV
                                SB1            IMC#'s 183870-183882                Claims
                                to SB13
------------------------------  -------------------------------------------------  -----------------  -----------------
The National Group              Nat 19         IMC#183867                          Unpatented         Shoshone Co., NV
                                Nat 20         IMC#183868                          Claims
                                Nat21          IMC#183869

------------------------------  -------------------------------------------------  -----------------  -----------------
The East Wallace State Mineral  State of Idaho Mineral Lease # 9316 effective May  State Mineral      Shoshone Co., NV
Lease                           1, 2002                                            Lease

------------------------------  -------------------------------------------------  -----------------  -----------------
The Gold Point Mine             Atlantis       CAMC#31676                          Unpatented         Sierra Co., CA
                                Maryland       CAMC#31677                          Claims
-----------------------------------------------------------------------------------------------------------------------


                                       26

---------------------------------------------------------------------------------------------------------------------
                                Grey Eagle Quartz              CAMC#31678
                                Grey Eagle North Extension     CAMC#31680
                                Grey Eagle South Extension     CAMC#31681
                                Wood Quartz                    CAMC#31682
                                Grey Eagle Extension #1        CAMC#80822
                                Grey Eagle North Extension #1  CAMC#80827

------------------------------  -------------------------------------------------  -----------------  -----------------
Gold Star Project               GS-1 through GS-4        NMC#833962-833965         Unpatented         Mineral Co., NV
                                GS-5 through GS-13       NMC#865826-865834         Claims

------------------------------  -------------------------------------------------  -----------------  -----------------
Four Mile Basin                 FB-1   NMC#832668                                  Unpatented         Nye Co., NV
                                FB-2   NMC#832669                                  Claims

------------------------------  -------------------------------------------------  -----------------  -----------------
Golden Mile Project             CMA-15 through CMA-20   NMC#849249-849254          Unpatented         Mineral Co., NV
                                CMA-25   NMC#849255                                Claims
                                CMA-27 through CMA-30   NMC#849256-849259
                                CMA-50 through CMA-57   NMC#849260-849267

------------------------------  -------------------------------------------------  -----------------  -----------------
Kibby Flats                     KF-1  NMC#848097                                   Unpatented         Esmeralda Co., NV
                                KF-2 through KF-12      NMC#863099-863109          Claims

------------------------------  -------------------------------------------------  -----------------  -----------------
The Sunny Slope Mine            SS-1 through SS-4       NMC#822445-822448          Unpatented         Mineral Co., NV
                                SS-5 through SS-16      NMC#854106-845095          Claims

------------------------------  -------------------------------------------------  -----------------  -----------------
Cahuilla Gold Project           Parcel 001-210-32                                  Mining Leases      Imperial Co., CA
                                Parcel 001-210-42
                                Parcel 001-210-06
-----------------------------------------------------------------------------------------------------------------------

     Acquisitions of producing properties are an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater administrative and financial resources than we do. The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future mineral prices, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

OUR PROPOSED EXPLORATION PROGRAM

     Mesquite is our most advanced exploration project. Previous owners of the property have found mineralized material at Mesquite, and we are currently conducting a feasibility study that may establish mineable reserves at the property. The feasibility study is designed to determine whether mineralized material that is in extensions to the existing open pits from prior mining activity can be economically exploited. We estimate that this work program will cost approximately $750,000 and believe that we have sufficient funds to complete this work program.

     We cannot predict the cost of exploration because the number of samples and trenches required is dependent on the results of our initial study on a property. We intend to conduct underground and trench sampling to be analyzed for economically potential minerals that are known to have occurred in the area. We use this data to determine the economic potential of a property and whether further exploration is warranted. We anticipate spending between $300,000 and $500,000 for exploration and acquisition projects in fiscal year 2004. However, we may revise our business plan if we find a potential project acquisition that we believe can realize gold production within twelve to eighteen months or otherwise exhibit potential to develop minerals quickly.

     We anticipate revising our business plan to develop our properties and generate revenues after exploration if we find mineralized material on our properties that we believe to be economically feasible to remove. We intend to contact other companies to explore joint venture possibilities with respect to any findings of mineralized materials on our properties.

     In April 2004, we entered into a nonbinding letter of intent with Coolcharm Ltd. with respect to a joint venture arrangement for the Lincoln Hill Mine in Pershing County, Nevada whereby Coolcharm Ltd. would make investments for the exploration and development of the property. We own 100% of the Lincoln Hill Mine, comprising one patented and 34 unpatented claims covering 700 acres in the Rochester Mining District, approximately 12 miles north of Lovelock, Nevada. The claims were acquired from Mountain Gold Exploration, Inc. and a private individual under a ten-year lease option that included a payment of $5,000, a first year work commitment of $10,000 and a 2% net smelter return royalty upon production. Thomas E. Callicrate, our Director and Vice President of Exploration is also the President, Secretary and Treasurer of Mountain Gold Exploration, Inc. See "Certain Relationships and Related Transactions." We do not intend to make material expenditures of time or money for the Lincoln Hill Mine. There remain numerous conditions to the documentation and consummation of the transaction, and there can be no assurance that we will complete the transaction on terms that are favorable to us, if at all.

     We entered into a nonbinding letter of intent with an affiliate of Caliente Gold LLC with respect to a joint venture arrangement for the Sunny Slope Mine in Mineral County, Nevada and a letter of intent for the exploration and mining rights for the Cahuilla Gold Project in southern California. We do not intend to make material expenditures of time or money for the Sunny Slope Mine or the Cahuilla Gold Project. There remain numerous conditions to the documentation and consummation of the transactions, and there can be no assurance that we will complete these transactions on terms that are favorable to us, if at all.

     We entered into an agreement with La Cuesta International Inc. in January 2004 to acquire two private parcels of land consisting of approximately 70 acres as a part of the Cahuilla Gold Project in southern California. The agreement with La Cuesta included a one-time payment of $10,000, reimbursement of $10,500 for prior lease payments, 25,000 shares of our common stock and a one-half percent net smelter return royalty. The properties acquired from La Cuesta International include two mining lease agreements, both under ten-year lease options, that consist of rental payments, net smelter return production royalties and a buy-out provision. We do not intend to make material expenditures of time or money for these properties.

     Currently, we have not identified or contacted any other joint venture candidates and cannot anticipate the terms or provisions of any other joint venture arrangements we may enter into in the future. We cannot assure you that we will be able to enter into a joint venture arrangement for the development of our properties on terms that are favorable to us, if at all.

EXPLORATION AND ENVIRONMENTAL MATTERS

     We operate at the Mesquite Mine under a Plan of Operations agreed with the BLM, state and county agencies, and we believe that we are currently in compliance with that plan. We estimate that compliance with federal, state and local regulations relating to the protection of the environment will require capital expenditures of approximately $200,000 in 2004.

     The prospecting on our claims is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior. Obtaining permits for minimal disturbance for our exploration program will require our making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time we may need an archeological clearance to allow the testing program to proceed. We believe that we have all necessary permits for our current activities, and we will attempt to secure all necessary permits for exploration and, if development is warranted on a property, will file final plans of operation before we start any mining operations.

     Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local and foreign laws relating to the protection of air and water quality, hazardous waste management and mine reclamation. We may have potential future liability for environmental costs.

     We purchased insurance policies covering the reclamation obligation that existed for the Mesquite Mine and for excess environmental risk coverage for the leach pad operations. We paid $6.0 million for the reclamation coverage and $1.7 million for the excess environmental risk. In addition, we currently spend approximately $9,000 per month to monitor environmental compliance at the Mesquite Mine.

     The regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position. In addition, whenever a previously unrecognized remediation claim becomes known or a previously estimated cost is increased, that amount of additional cost could have a material adverse effect on our operations or financial position. New laws and regulations may result in higher compliance costs could have an adverse effect on its future profitability.

COMPETITION

     The mineral exploration and mining business is competitive in all of its phases. We are an independent company that recently emerged from dormancy to begin exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources, in the search for and the acquisition of mineral interests. Competitors include well-capitalized mining companies, independent mining companies and other companies having financial and other resources far greater than we have. The companies compete with other mining companies in connection with the acquisition of gold and other precious metal properties. In general, properties with a higher grade of recoverable mineral or which are more readily minable afford the owners a competitive advantage in that the cost of production of the final mineral product is lower. Thus, a degree of competition exists between those engaged in the mining industries to acquire the most valuable properties. As a result, we may eventually be unable to acquire attractive gold mining properties. There is no assurance that we will be able to compete successfully with our competitors in acquiring such properties.

     Mines have limited lives and as a result, we may continually seek to find new properties. In addition, there is a limited supply of desirable mineral lands available in the United States where we would consider conducting exploration activities. Because we face strong competition for new properties from other mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

     The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest. Our inability to develop our mining properties due to lack of funding could have a material adverse effect on our operations and financial position.

     Even when a commercial viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long term contracts with refining companies thereby inhibiting our ability to process our ore and eventually market it. At this point in time we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

CORPORATE  HEADQUARTERS

     In April 2004, we moved our corporate headquarters from Plano, Texas to a facility in Reno, Nevada consisting of 2,840 square feet of office space and 1,830 square feet of warehouse space. We have a two-year lease which is renewable for an additional two-year term. The rent for the initial term is $4,440 per month, which increases to $4,666 for the additional term.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings. We may become from time to time involved in legal proceedings in the ordinary course of business. We may not be successful in defending these or other claims. Regardless of the outcome, litigation can result in substantial expense and could divert the efforts of our management.

EMPLOYEES

     As of July 30, 2004, we had twenty-nine employees, which includes our four executive officers.

     Our future success also depends on our ability to attract, train and retain highly qualified personnel. We plan to hire additional personnel during the next twelve months. Competition for qualified personnel is intense and we may not be able to attract, train and retain highly qualified personnel in the future.

     None of our employees is represented by a labor union, and we consider our relationship with our employees to be good.

                                   MANAGEMENT

     The following table sets forth the name, age and position of each of our directors and executive officers:

             NAME          AGE                   POSITION
     --------------------  ---  ------------------------------------------

     James Mancuso          72  Chairman of the Board of Directors

     Thomas K. Mancuso      44  President and Director

     Thomas E. Callicrate   48  Director and Vice President of Exploration

     Douglas J. Newby       45  Director

     Gerald B. Ruth         46  Director

     Mark C. Shonnard       52  Chief Financial Officer, Secretary and
                                Treasurer

     Lawrence J. O'Connor   43  Vice President, Operations

     JAMES MANCUSO has served as the Chairman of the Board of Directors since August 2003. From November 1995 to July 1999, Mr. Mancuso served as Chief Executive Officer of Queenstake Resources Ltd., a publicly traded precious metals exploration and production company, where he has served as Non-Executive Chairman and Director since July 1999. Mr. Mancuso has also served as Chairman and Director of Monterrico Metals PLC, a metals exploration company, since June 2001. Prior to joining Queenstake Resources Ltd., Mr. Mancuso was President of Chevron Minerals, the mineral division of Chevron and held senior positions with Exxon Minerals. He received his B.A. in Geology from Carleton College in Northfield, Minnesota and his M.S. in Geology and Mining Engineering at South Dakota School of Mines in Rapid City, South Dakota. Mr. Mancuso is the uncle of our President, Thomas K. Mancuso.

     THOMAS K. MANCUSO has served as the President and Director since August 2002 and has several years of mining experience and was involved in the successful start- up of four mines in the United States. From 1997 to 2002, Mr. Mancuso and his consulting firm, Mancuso Resource Development Services, were responsible for mineral project generation, marketing, development and management for various mineral companies, Indian tribes and private individuals throughout the western United States, Canada and Mexico. He served as Vice President and Chief Operating Officer of Trend Mining Company from March 2001 to September 2002. From 1997 to 1998, Mr. Mancuso served as the Vice President of Corporate Development for BioHeap Technologies, Inc., a Texas company which provides biotechnology resources to mining companies. In 1997, Mr. Mancuso served as Manager of Geology and Business Development for Oxidor Gold Corporation, another mining-related biotechnology company in Texas. Both Oxidor Corporation and BioHeap Technologies, Inc. are in the business of developing new biotechnologies for recovering precious metals from difficult to process ore material. Mr. Mancuso was responsible for designing, implementing and coordinating marketing programs for both companies and conducting detailed technical evaluations of mineral properties that were considered for acquisition. From 1987 to 1997, Mr. Mancuso worked for the Kennecott Corporation, including serving as the Chief Geologist for the Kennecott Exploration Company from 1993 to 1997. He received his M.S. in Geology from Idaho School of Mines, University of Idaho, Moscow, Idaho. Mr. Mancuso is the nephew of our Chairman, James Mancuso.

     THOMAS E. CALLICRATE has served as Director since August 2002 and Vice President of Exploration since November 2003. Mr. Callicrate has served as President, Secretary and Treasurer of Mountain Gold Exploration, Inc. since 1988, a private industrial and precious metal consulting exploration company. In addition, from March 1998 to August 2001, Mr. Callicrate served as Consultant and V. P. Exploration for Trend Mining Company in

Reno, Nevada. As Vice President of Exploration with Trend Mining, Mr. Callicrate directed and managed a platinum group elements exploration program in North America. Prior to joining Trend Mining, Mr. Callicrate served as District Geologist, from September 1996 to March 1998 with Romarco Minerals, Inc. managing a precious metal exploration program in Nevada. Mr. Callicrate worked for the Kennecott Exploration Company, serving as Consultant and Senior Geologist from 1990 to 1996 managing the Walker Lane Exploration Program and several advanced gold projects. Mr. Callicrate has also served as Director of Nevada Natural Stone Supply, Inc., a private industrial stone company since February 1999.

     DOUGLAS J. NEWBY has served as Director since January 2004. Mr. Newby has been President of Proteus Capital Corp., a corporate advisory firm that specializes in the natural resource industries, since July 2001. Mr. Newby served as Managing Director of Proteus Consultants Ltd. from January 1991 to July 2001 and Managing Partner of Moyes Newby & Co., Inc. from April 1994 to December 1998, both of which provided corporate advisory services primarily to the international energy and mining industries. Since January 2004, Mr. Newby has served as Vice-President of Cadence Resource Corporation, an oil and gas exploration and development company. Before forming Proteus Consultants Ltd., Mr. Newby held senior positions with the investment banking firms of S.G. Warburg & Co., Inc., Morgan Grenfell & Co., and James Capel & Co.

     GERALD B. RUTH has served as a director since May 2004. Since 2003, Mr. Ruth has been an independent consultant providing strategic corporate advisory services focusing on capital markets and corporate finance. From 1988 to 2003, Mr. Ruth held various positions at the Toronto Stock Exchange, where he served as head of Listings from 1997 to 2003 and was responsible for leading and directing all operations, policy development, and general management within the Listings group. Previously, Mr. Ruth was Listings Manager from 1990 to 1996 where he was responsible for managing original listing applications at the exchange. From 1988 to 1990, Mr. Ruth held the position of Investigator, Member Regulation where he was responsible for investigating matters of compliance with exchange requirements. Mr. Ruth is a Chartered Accountant who previously worked in private practice with KPMG Peat Marwick and Coopers and Lybrand.

     MARK C. SHONNARD has served as Chief Financial Officer, Treasurer and Secretary since January 2004. Mr. Shonnard has over 18 years experience in Finance/Administrations and Operations of natural resource and construction companies. From 1997 to 2004, he was Chairman and Chief Financial Officer of Nevada Colca Gold, Inc., a privately held mineral exploration company that he co-founded. Previously, from 1992 to 1997, Mr. Shonnard was Controller and Assistant Secretary of a Peruvian subsidiary of BHP-Magma.

     LAWRENCE J. O'CONNOR has served as Vice President of Operations since January 2004. From August 1997 through January 2004, Mr. O'Connor served as Vice President and then President of Nevada Colca Gold Inc., a privately owned gold exploration and mine development company. He started TerraBor Inc. in August 1999, a horizontal directional drilling service company, and served as President of that company through January 2004. From June of 1994 through July of 1997, Mr. O'Connor was general manager for Eldorado Gold Corp. where he developed that company's startup operations in Mexico into a 60,000 ounces of gold per year producer.

DIRECTOR TERMS OF OFFICE

     Our bylaws provide that a director shall hold office for the term for which the director was named or elected and until the director's successor is elected and qualified. Idaho statutes provide that a director's term expires at the next annual shareholders meeting following the director's election.

BOARD COMMITTEES AND MEETINGS

     Our board of directors has formed four committees, the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Technical Committee. The board of directors intends to adopt committee charters and to begin holding regularly scheduled board of directors and committee meetings in 2004.

     The  Audit Committee consists of James Mancuso, Douglas J. Newby and Gerald
B.  Ruth.  The  Audit  Committee's  principal  responsibilities  consist  of:

     -    recommending the selection of independent auditors,

     - reviewing the scope of the audit conducted by the auditors, as well as the audit itself,

     - reviewing our internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally, and

     - monitoring the independence and performance of our independent auditors and internal auditors.

     The Compensation Committee consists of James Mancuso, Douglas J. Newby and Gerald B. Ruth. The Compensation Committee's principal responsibilities consist of:

     - administering any option or other stock-based compensation plans we implement and oversees the granting of stock options,

     -    reviewing and approving compensation for executive officers, and

     -    reviewing board of directors member compensation.

     The Corporate Governance Committee consists of James Mancuso, Douglas J. Newby and Gerald B. Ruth. The Corporate Governance Committee's principal responsibilities consist of:

     - maintaining oversight of the operation and effectiveness of the board of directors and the corporate governance and management of us;

     - identifying persons qualified to become directors and recommending to the board of directors nominees for election as directors, and

     - developing and recommending to the board of directors corporate governance principles.

     The Technical Committee consists of Thomas E. Callicrate and James Mancuso. The Technical Committee's principal responsibilities consist of evaluating acquisition, exploration and development opportunities.

DIRECTOR COMPENSATION

     We have established a compensation plan for our independent directors. The Chairman receives a stipend of $7,500 per quarter, and non-executive directors receive $5,000 per quarter.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding all compensation awarded to, earned by or paid to our chief executive officer and each of our other executive officers who earned more than $100,000 during fiscal year 2003 and 2002.


                                     ANNUAL COMPENSATION
                             -----------------------------------
                                                      Other
                                                      Annual
                                        Salary     Compensation
Name And Principal Position   Year       ($)           ($)
---------------------------  -------  ----------

Thomas K. Mancuso            2003     $68,000     $  6,000(1)
President                    2002(2)   12,000(2)    18,000(2)(3)

_______________

(1) Consists of 20,000 shares of our common stock valued at $.30 per share at the time of issuance.
(2) For the period beginning August 2002 through December 2002. Mr. Mancuso joined the Company in August 2002.
(3) Consists of 60,000 shares of our common stock valued at $.30 per share at the time of issuance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 2002, we acquired the Gold Point Mine mining claims from Western Continental, Inc. in exchange for 250,000 shares of our common stock valued at $112,500, assumption of liabilities of $5,000, mining claims valued at $15,000, 141,875 shares of Grand Central Silvers Mines we owned valued at approximately $28,375 and $2,500 cash. Western Continental, Inc. was controlled by William L. Campbell, its President, who served as our President prior to August 24, 2002.

     In September 2002, we borrowed $10,000 from Dotson Exploration Company. We repaid the amount in full in June 2003. In April 2003, we paid a consulting fee of $20,000 to Dotson Exploration Company. John P. Ryan, our Chief Financial Officer, Secretary and Director from August 2002 until March 2004, and Howard M. Crosby, our Vice President and Director from August 2002 until January 2004, are each officers and directors of Dotson Exploration Company.

     In December 2002, we acquired 2.5 million shares of common stock of Trend Mining Company for an aggregate purchase price of $250,000 in a private placement conducted by Trend Mining Company. Mr. Ryan was a director and officer of Trend Mining Company and our Chief Financial Officer, Secretary and Director at the time of purchase. We have since disposed of those shares in private transactions for an aggregate amount of $220,147. John P. Ryan and Howard M. Crosby purchased 165,589 and 35,000 of the shares of Trend Mining Company common stock, respectively, for a purchase price of $14,075 and $2,975, respectively. In October 2003, we loaned $40,000 to Trend Mining Company pursuant to a promissory note that is non-interest bearing and due on demand. The note has been repaid.

     In December 2002, we entered into a ten-year lease agreement with Mountain Gold Exploration, Inc. and Lane A. Griffin under which we acquired the exploration, development, financing, mining and marketing rights of precious and base metals for the Lincoln Hill Mine. The term of the lease agreement may extend for a period of up to fifty years as long as we continue to make advanced royalty payments under the lease agreement. Thomas E. Callicrate, our Vice President of Exploration and Director, is the President, Secretary and Treasurer of Mountain Gold Exploration, Inc.

     In consideration for the rights to the Lincoln Hill Mine, we issued 25,000 shares of our common stock to Mountain Gold Exploration, Inc. and 50,000 shares of our common stock to Lane A. Griffin. In addition, we agreed to pay:

     - a 1% net smelter royalty to each of Mountain Gold Exploration, Inc. and Lane Griffin from the claims set forth in the lease agreement; and

     - a 1/2% net smelter royalty to each of Mountain Gold Exploration, Inc. and Lane Griffin from the claims outside the claims set forth in the lease agreement but within the one mile boundary of those claims.

     The lease agreement provides for us to make annual advance royalty payments ranging from $20,000 on the first anniversary of the lease agreement to $100,000 on the fifth anniversary of the lease agreement and each year thereafter. The lease agreement also provides for our minimum yearly work obligations ranging from $10,000 before for the first anniversary of the lease agreement to $100,000 for the year prior to the sixth anniversary of the lease agreement and each year thereafter. We have the option to purchase one percent of the two percent net smelter royalty for $1,000,000 within two years of the effective date of the lease agreement.

     In December 2002, we closed a private placement of units consisting of one share of our common stock and a warrant to purchase one share of our common stock. The purchase price per unit in the private placement was $0.30, and the warrants are exercisable until February 1, 2005 at an exercise price of $0.45 per share. We sold 1,771,669 units for gross proceeds to us of $531,500. We agreed, under certain circumstances, to register under the Securities Act of 1933, as amended, the shares issued or issuable in the private placement. These registration rights expired in June 2003.

     In January and February 2003 certain of our officers and directors were granted units, consisting of one share of our common stock and a warrant to purchase one share of our common stock, for services rendered. The warrants are exercisable until February 2005 at an exercise price of $0.45 per share. We issued the units to:

     - Thomas K. Mancuso, our President and Director, who received 80,000 units;

     - John P. Ryan, then our Chief Financial Officer, Secretary and Director, who received 40,000 units;

     - Howard M. Crosby, then our Vice President and Director, who received 33,334 units;

     - Mountain Gold Exploration, Inc. which received 55,832 units. Thomas E. Callicrate, our Vice President of Exploration and Director, is the President, Secretary and Director of Mountain Gold Exploration, Inc.; and

     -    Guma Aguilar, who was previously our Director, received 83,334 units.

     In September 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Mine. The agreement had six month terms that were automatically renewed unless terminated by one of the parties. Harrison Western Construction Corporation agreed to provide technical, administrative and operational services to operate and maintain the operations of the Mesquite Mine or costs plus a fee of 10% of the reimbursable costs. In addition, we have agreed to provide an additional management fee of $10,000 per month to cover certain administrative and communications functions. We terminated the agreement in May 2004. Kenneth A. Brunk, who served as our Director from August 2002 until July 2004, is the President and Chief Executive Officer of Harrison Western Construction Corporation.

     In July 2003, James Mancuso joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Mancuso the following options to purchase shares of our common stock, in each case exercisable for a period of five years from the date of vesting:

     - 200,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 100,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 75,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 75,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

     In August 2003, Kenneth A. Brunk joined our board of directors. Mr. Brunk resigned from our board of directors in July 2004. In connection with his joining our board of directors, we issued to Mr. Brunk the following options to purchase shares of our common stock, in each case exercisable for a period of five years from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 8,091,180 shares of our common stock, subject to anti-dilution adjustments;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs, capital expenses and other allowances and adjustments, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     In June 2003, October 2003, and March 2004, we issued 8,334, 12,000 and 9,000 shares of our common stock, respectively, to Proteus Capital Corp. in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. Proteus Capital Corp. also received warrants to purchase 50,000 shares of our common stock with an exercise price of $1.70 per share exercisable for four years from the date of issuance. In addition, we issued to Proteus Capital Corp. 125,000 shares at $0.80 and warrants to purchase an additional 200,000 shares of our common stock an exercise price of $1.00 per share exercisable for four years from the date of the closing of our acquisition of the Mesquite Mine in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. We currently pay a monthly advisory fee to Proteus Capital Corp. of $4,000.

     In January 2004, Douglas J. Newby joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Newby the following options to purchase shares of our common stock, in each case exercisable for a five year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

     In January 2004, we hired Mark C. Shonnard as our Chief Financial Officer, Secretary and Treasurer. In connection with his hiring, we issued to Mr. Shonnard the following options to purchase shares of our common stock, in each case exercisable for a three year period from the date of vesting:

     - 50,000 shares exercisable immediately at an exercise price of $1.00 per share;

     - 150,000 shares exercisable after six months from the date of grant at an exercise price at the then current market price per share; and

     - 150,000 shares exercisable after 12 months from the date of grant at an exercise price of the then current market price per share.

     Mr. Shonnard was also granted options to purchase shares of our common stock, exercisable for a five year period from the date of vesting, in the amounts of 100,000 shares exercisable immediately at an exercise price of $1.00 per share.

     In January 2004, we hired Lawrence J. O'Connor as our Vice President of Operations. In connection with his hiring, we issued to Mr. O'Connor the following options to purchase shares of our common stock, in each case exercisable for a three year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $1.00 per share;

     - 150,000 shares exercisable after six months from the date of grant at an exercise price of the then current market price per share; and

     - 150,000 shares exercisable after 12 months from the date of grant at an exercise price of the then current market price per share.

     In January 2004, we issued options to purchase shares of our common stock, exercisable for a five year period from the date of vesting at an exercise price of $1.00 per share, in the amounts of 150,000 shares, 150,000 shares and 75,000 shares, respectively, to our directors Thomas K. Mancuso, Thomas Callicrate and John P. Ryan. Mr. Ryan subsequently resigned from our board of directors.

     In April 2004 we issued warrants to purchase 150,000 shares of our common stock to Harrison Western Construction Company in connection with the management contract for the Mesquite Mine. The warrants are exercisable for $1.00 per share for a period of three years. Kenneth A. Brunk is the President and CEO of Harrison Western Construction Company. Mr. Brunk subsequently resigned from our board of directors.

     In May 2004, Gerald B. Ruth joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Ruth the following options to purchase shares of our common stock, in each case exercisable for a five year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of July 30, 2004, regarding the beneficial ownership of our common stock by:

     - each person or entity known by us to own beneficially more than 5%, in the aggregate, of our outstanding common stock;

     -    each of our named executive officers;

     -    each of our directors; and

     -    all of our current directors and executive officers as a group.

     The percentages shown are calculated based on 38,258,077 shares of common stock outstanding on July 30, 2004. The numbers and percentages shown include the shares actually owned as of July 30, 2004 and the shares that the identified person or group has the right to acquire within 60 days of such date. In calculating the percentage ownership, all shares that the identified person or group has the right to acquire within 60 days of July 30, 2004 upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group.

     Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Except as otherwise indicated, the address for each shareholder is c/o Western Goldfields, Inc., 961 Matley Lane, Suite 120, Reno, Nevada 89502.


NAME OF                                          AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
-----------------------------------------------  ---------------------  -------------------

Thomas K. Mancuso                                         1,110,000(1)                 2.9%

Thomas Callicrate(2). . . . . . . . . . . . . .           1,086,664(2)                 2.8%

Douglas J. Newby(3) . . . . . . . . . . . . . .             554,334(3)                 1.4%

Gerald B. Ruth(4) . . . . . . . . . . . . . . .             450,000(4)                 1.2%

James Mancuso . . . . . . . . . . . . . . . . .             400,000(5)                 1.0%

Mark C. Shonnard. . . . . . . . . . . . . . . .             300,000(6)                   *

Lawrence J. O'Connor. . . . . . . . . . . . . .             225,000(7)                   *

Nirland Limited(8). . . . . . . . . . . . . . .           7,500,000(8)                18.4%

RAB Special Situations LP(9). . . . . . . . . .           3,750,000(9)                 9.5%

Newmont Mining Corporation(10). . . . . . . . .          3,454,468(10)                 9.0%

City Natural Resources High Yield
    Trust plc(11) . . . . . . . . . . . . . . .          2,812,500(11)                 7.2%


                                       39

NAME OF                                          AMOUNT AND NATURE OF       PERCENT OF
BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
-----------------------------------------------  ---------------------  -------------------

All directors and executive officers
as a group (7 persons) (1)(2)(3)(4)(5)(6)(7)                4,125,998                 10.3%

     _______________

*     Less than 1%
(1) Includes options to purchase 150,000 shares of our common stock and warrants to purchase 80,000 shares of our common stock.
(2) Includes 880,832 shares and warrants to purchase 55,832 shares of our common stock held in the name of Mountain Gold Exploration, Inc., a corporation of which Mr. Callicrate is the sole officer, director and shareholder. Includes options to purchase 150,000 shares of our common stock.
(3) Includes 154,334 shares and warrants to purchase 250,000 shares of our common stock held by Proteus Capital Corp. Mr. Newby is the President of Proteus Capital Corp. Also includes options to purchase 150,000 shares of our common stock.
(4) Consists of options to purchase 75,000 shares of our common stock, 200,000 shares of our common stock and 100,000 shares of our common stock issuable upon the exercise of warrants held in the name of Muriel A. Ruth, Mr. Ruth's mother, over which Mr. Ruth has dispositive control, and 50,000 shares of our common stock and 25,000 shares of our common stock issuable upon the exercise of warrants held in the name of Sandra Meddick-Ruth, Mr. Ruth's wife, over which Mr. Ruth has dispositive control.
(5)  Consists of options to purchase 400,000 shares of our common stock.
(6)  Consists of options to purchase 300,000 shares of our common stock.
(7)  Consists of options to purchase 225,000 shares of our common stock.
(8) Includes warrants to purchase 2,500,000 shares of our common stock. We have been advised that Linda Rowland is the Managing Director of Nirland Limited with dispositive and voting power over the shares held by Nirland Limited. The address of Nirland Limited is The Old Stables, Rue a l'Or, St. Peter Port, Guernsey, Channel Islands GY1 1QG.
(9) Includes warrants to purchase 1,250,000 shares of our common stock. We have been advised that W.P.S. Richards is the director of RAB Capital Ltd., the general partner of RAB Special Situations LP, with dispositive and voting power over the shares held by RAB Special Situations LP. The address of RAB Special Situations LP is c/o RAB Capital Ltd., 1 Adam Street, London, England WC2N 6LE.
(10) The board of directors of Newmont Mining Corporation has dispositive and voting power over the shares held by Newmont Mining Corporation. The board of directors of Newmont Mining Corporation consists of Glen A. Barton, Vincent A. Calarco, Michael S. Hamson, Leo I. Higdon, Jr., Pierre Lassonde, Robert J. Miller, Wayne W. Murdy, Robin A. Plumbridge, John B. Prescott, Michael K. Reilly, Seymour Schulich, James V. Taranik. The address of Newmont Mining Corporation is 1700 Lincoln Street, Denver, Colorado 80203.
(11) Includes warrants to purchase 937,500 shares of our common stock. We have been advised that A.R. Burrows is the Chief Investment Director of City Natural Resources High Yield Trust plc with dispositive and voting power over the shares held by City Natural Resources High Yield Trust plc. The address of City Natural Resources High Yield Trust plc is One Bow Churchyard, Cheapside, London, England EC4M 9HH.

                            SELLING SECURITY HOLDERS

     Pursuant to a registration rights agreement with the investors in our November-December 2003 private placement, we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of all of our registrable securities under the registration rights agreement they own pursuant to the Securities Act of 1933. In addition, from August 2003 to October 2003, we issued an aggregate of 350,000 shares of our common stock to seven individual investors upon the exercise of warrants purchased in our December 2002 private placement. The warrant holders exercised the warrants at an exercise price of $0.45 per share. Although the registration rights associated with the underlying shares expired in June 2003, we agreed to register these shares under the Securities Act of 1933.

     Accordingly, we filed a registration statement on Form SB-2 of which this prospectus forms a part, on January 20, 2004, with respect to the resale of these securities from time to time. In addition, we agreed in the registration rights agreements with the investors to register securities of ours they hold and to use our best efforts to keep the registration statement effective until the securities they own covered by this prospectus have been sold or may be sold without registration or prospectus delivery requirements under the Securities Act of 1933, subject to certain restrictions.

SELLING SECURITY HOLDERS TABLE

     We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of our securities covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. Our securities being offered by this prospectus is being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling security holders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling security holders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See "Plan of Distribution."

     The table below presents information as of July 30, 2004, regarding the selling security holders and the securities that the selling security holders (and their pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling security holders:

     - the number of shares of our common stock that the selling security holders beneficially owned prior to the offering for resale of any of the shares of our common stock being registered by the registration statement of which this prospectus is a part;

     - the number of shares of our common stock that may be offered for resale for the selling security holders' account under this prospectus; and

     - the number and percent of shares of our common stock to be held by the selling security holders after the offering of the resale securities, assuming all of the resale securities are sold by the selling security holders and that the selling security holders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale shares.

     The table is prepared based on information supplied to us by the selling security holders. Although we have assumed for purposes of the table below that the selling security holders will sell all of the securities offered by this prospectus, because the selling security holders may offer from time to time all or some of its securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling security holders or that will be held by the selling security holders after completion of the resales. In addition, the selling security holders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling security holders provided the information regarding their securities holdings. Information covering the selling security holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

     The applicable percentages of ownership are based on an aggregate of 38,258,077 shares of our common stock issued and outstanding on July 30, 2004. The number of shares beneficially owned by the selling security holders is determined under rules promulgated by the Securities and Exchange Commission. Where applicable, we have indicated in the footnotes to the following table the name and title of the individuals which we have been advised have the power to vote or dispose of the securities listed in the following table.


                                                                                 SHARES BENEFICIALLY
                                                                                        OWNED
                                                                                    AFTER OFFERING
                                                                                -----------------------
                                         NUMBER OF SHARES
       NAME OF SELLING SECURITY         BENEFICIALLY OWNED   NUMBER OF SHARES
              HOLDER(1)                  PRIOR TO OFFERING     BEING OFFERED    NUMBER (2)  PERCENT (2)
--------------------------------------  -------------------  -----------------  ----------  -----------
1056149 Ontario Ltd.(4)                          150,000(3)         150,000(3)           -            -
Anglo Pacific Group PLC(5)                     1,500,000(3)       1,500,000(3)           -            -
Capital Z. Corp.(6)                              187,500(3)         187,500(3)           -            -
Banque Cramer & Cie SA(7)                        120,000(3)         120,000(3)           -            -
Roger Ciapara                                       50,000             50,000            -            -
City Natural Resources High Yield              2,812,500(3)       2,812,500(3)           -            -
  Trust plc(8)
Hugh J. Cleland                                   93,750(3)          93,750(3)           -            -
Les Cohen                                         60,000(3)          60,000(3)           -            -
Concorde Bank Ltd(9)                             150,000(3)         150,000(3)           -            -
Cramer & Co.(10)                                  75,000(3)          75,000(3)           -            -
Credit Mutuel Actions Or(11)                     120,000(3)         120,000(3)           -            -
James W. Dalziel                                    10,000             10,000            -            -
Romeo D'Angela                                   210,000(3)         210,000(3)           -            -
Giao Dao-Huy                                      45,000(3)          45,000(3)           -            -
Minh-Thu Dao-Huy                                  56,250(3)          56,250(3)           -            -


                                       42

DataOne Northern Rivers                          135,000(3)         135,000(3)           -            -
  Fund(12)
DioCan Capital Management                         75,000(3)          75,000(3)           -            -
  Inc.(13)
Dundee Resources(14)                           1,875,000(3)       1,875,000(3)           -            -
W. Perry Durning                                  21,000(3)          21,000(3)           -            -
Cecile Erlich                                     93,750(3)          93,750(3)           -            -
Excalibur Limited Partnership(15)              1,875,000(3)       1,875,000(3)           -            -
Fernhill Holdings Limited(16)                    187,500(3)         187,500(3)           -            -
Fiserv Securities FBO Ralph W.                   187,500(3)         187,500(3)           -            -
  Kettell, II SEP IRA
Russ Fromm                                        84,750(3)          84,750(3)           -            -
Genevest, Inc.(17)                               750,000(3)         750,000(3)           -            -
Global Gold and Precious(18)                     750,000(3)         750,000(3)           -            -
Gold Reserve Corporation(19)                     855,000(3)         855,000(3)           -            -
Golden Prospect Plc(20)                          937,500(3)         937,500(3)           -            -
Trevor Gould                                      10,000(3)          10,000(3)           -            -
Great Basin Energies, Inc.(19)                   600,000(3)         600,000(3)           -            -
Lane Griffin                                        50,000             50,000
Thomas Haar                                      300,000(3)         300,000(3)           -            -
Walter Holzinger                                    15,000             15,000            -            -
Kayjay Realty Inc.(21)                           300,000(3)         300,000(3)           -            -
King Eagle Investments Ltd(22)                   225,000(3)         225,000(3)           -            -
Joseph J. Mancuso                                   10,000             10,000            -            -
La Cuesta International(23)                         25,000             25,000            -            -
MGC Ventures, Inc.(19)                           280,000(3)         280,000(3)           -            -
MGI Fund-Raising                                    75,000          75,000(24)           -            -
  Consultants(24)
Robert J. Moriarty                                  10,000             10,000            -            -
Nadal Investments Limited(12)                    225,000(3)         225,000(3)           -            -
National Investor Services Corp.                 300,000(3)         300,000(3)           -            -
  f/b/o John M. Walsh IRA
NBCN Hampton Securities                           65,250(3)          65,250(3)           -            -
  Limited, Amy Emanuele "in
  Trust"(25)
NBCN Hampton Securities                           66,375(3)          66,375(3)           -            -
  Limited, Mark Emanuele "in
  Trust"(25)
NBCN Hampton Securities                           55,875(3)          55,875(3)           -            -
  Limited, Sarah Emanuele "in
  Trust"(25)
Helen A. Newhall                                 750,000(3)         750,000(3)           -            -
Nirland Limited(26)                            7,500,000(3)       7,500,000(3)           -            -
Don W. Noren                                       375,000            375,000            -            -
Northern Rivers Innovation                     1,515,000(3)       1,515,000(3)           -            -
  Fund(12)
OBC Gestion(27)                                1,250,000(3)       1,250,000(3)           -            -
Rubin Osten                                      187,500(3)         187,500(3)           -            -
Dr. Nicholas Pairaudeau                          303,234(3)         303,234(3)           -            -
Pentadan Management, Inc.(28)                    396,000(3)         396,000(3)           -            -
Proteus Capital Corp.(29)                       404,334(29)        404,334(29)           -            -
RAB Special Situations LP(30)                  3,750,000(3)       3,750,000(3)           -            -
The Rider Group Inc.(31)                         187,500(3)         187,500(3)           -            -
RMB Resources Limited(32)                       780,000(32)        780,000(32)           -            -
Muriel A. Ruth(33)                               300,000(3)         300,000(3)           -            -


                                       43

Sandra Meddick-Ruth(34)                           75,000(3)          75,000(3)           -            -
John Ryan                                        412,500(3)         412,500(3)           -            -
John P. Ryan(35)                                 939,000(3)(36)     384,000(3)     555,000            *
Jay Smith                                        375,000(3)         375,000(3)           -            -
Paul Smith                                       300,000(3)         300,000(3)           -            -
Societe Privee de Gestion de                   1,875,000(3)       1,875,000(3)           -            -
  Patrimoine (S.P.G.P.)(37)
Wayne St. John                                    48,750(3)          48,750(3)           -            -
Howard Sutton                                    187,500(3)         187,500(3)           -            -
Tagis SA(38)                                     300,000(3)         300,000(3)           -            -
William F. White(39)                             750,000(3)         750,000(3)           -            -

Any pledgees, assignees,
  transferees and other successors
  in interest of the selling security
  holders (1)(2)(40)                                     -                  -            -            -

___________
*    Less than 1%.
(1) Information concerning other selling security holders will be set forth in one or more prospectus supplements from time to time, if required.
(2) Assumes that either all of the shares of common stock issued are sold by the selling security holder.
(3) Consists of units consisting of two shares of our common stock and a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share purchased in our November-December 2003 private placement.
(4) We have been advised that Marilyn D. Barker is the President of the selling security holder.
(5) We have been advised that Brian Wides is the Finance Director of the selling security holder.
(6) We have been advised that Zoran Arandjelovic is the President of the selling security holder.
(7) We have been advised that Janine Belahbib-Degen is the Executive Vice President of the selling security holder.
(8) We have been advised that A.R. Burrows is the Chief Investment Director of the selling security holder.
(9) We have been advised that Remi Charpentier is the fund manager of the selling security holder.
(10) We have been advised that Massemo Esposito is the Managing Director of the selling security holder.
(11) We have been advised that Christophe Cybak is the fund manager of the selling security holder.
(12) We have been advised that Hugh Cleland is the Executive Vice President and Portfolio Manager of Northern Rivers Capital Management Inc., which controls the selling security holder.
(13) We have been advised that Dio Innamorato is the President of the selling security holder.
(14) We have been advised that Jonathan Goodman is the fund manager of the selling security holder.
(15) We have been advised that Will Hechter is the fund manager of the selling security holder.
(16) We have been advised that H. Thomas Beck is the President of the selling security holder.
(17) We have been advised that Sheldon Inwentash is the Chairman and Chief Executive Officer of the selling security holder.
(18) We have been advised that Jen Bernard Guyon is the fund manager of the selling security holder.
(19) We have been advised that Rockne J. Timm is the President of Gold Reserve Corporation, the parent company of the selling security holder.
(20) We have been advised that Nathan Steinberg is the Finance Director of the selling security holder.
(21) We have been advised that Wayne White is the President of the selling security holder.
(22) We have been advised that Yves Tailleur is the is the fund manager of Avenir Finance Investissement, which controls the selling security holder.
(23) We have been advised that Perry Durning and Bud Hillameyer are the controlling persons of the selling security holder.
(24) Consists of 75,000 shares of common stock issuable upon the exercise of warrants. These warrants were issued in connection with a business consultant agreement entered into in September 2003. We have been advised that John Martin is the President of the selling security holder.
(25) We have been advised that Philip Emanuele is the controlling person of the account of the selling security holder.


                                       44

(26) We have been advised that Linda Rowland is the Managing Director of the selling security holder.
(27) We have been advised that Jean-Philippe Lahana is the fund manager of the selling security holder.
(28) We have been advised that Ennio D'Angela is the President of the selling security holder.
(29) Includes 250,000 shares issuable upon the exercise of warrants held by Proteus Capital Corp., a consultant to us. See "Certain Relationships and Related Transactions." Douglas J. Newby is the President of the selling security holder. Mr. Newby is also a member of our board of directors.
(30) We have been advised that W.P.S. Richards is the director of RAB Capital Ltd., the general partner of the selling security holder.
(31) We have been advised that Mark Rider is the President of the selling security holder.
(32) Consists of 780,000 shares of common stock issuable upon exercise of the warrants. These warrants were issued in connection with the credit facility agreement described in section entitled "Plan of Operation - Liquidity and Capital Resources; Recent Developments." We have been advised that Michael Schonfeld is the controlling person of the selling security holder.
(33) The  selling security holder is the mother of our director, Gerald B. Ruth.
(34) The  selling  security  holder is the wife of our director, Gerald B. Ruth.
(35) Consists of 696,000 shares of our common stock, 40,000 shares of our common stock issuable upon the exercise of warrants, 128,000 shares of our common stock issuable upon the exercise of warrants and 75,000 shares of our common stock issuable upon the exercise of options. Mr. Ryan was our Chief Financial Officer, Secretary and Director from August 2002 to March 2004.
(36) Includes 40,000 shares of our common stock issuable upon the exercise of warrants.
(37) We have been advised that Roger Polani is the fund manager of the selling security holder.
(38) We have been advised that Armand Zuffuroy is the Director of the selling security holder.
(39) William F. White is the President of IBK Capital Corp., which acted as the placement agent in our November - December 2003 private placement.
(40) Assumes that any pledgees, assignees, transferees and other successors in interest do not beneficially own any of our common stock other than common stock issuable or issued upon exercise of the warrants.

                              PLAN OF DISTRIBUTION

     The selling security holders may, from time to time, sell any or all of their securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. There is no established public trading market for our common stock. Our common stock is quoted under the symbol "WGDF" on the Pink Sheets. The selling security holders will sell their shares at the price indicated on the cover of this prospectus until a public market develops for the shares or the shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the Pink Sheets, and thereafter at prevailing market prices or privately negotiated prices. We intend to arrange for quotation of our common stock on the OTC Bulletin Board under a symbol to be designated prior to quotation.

     The selling security holders may use any one or more of the following methods when selling securities:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and

     -    a combination of any such methods of sale.

     If we are notified by a selling security holder that it may use another method of selling securities, we will file a supplement to this prospectus, if required.

     The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling security holders may from time to time pledge or grant a security interest in some or all of our securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

     The selling security holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of our securities by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of our securities, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of our securities, if required, we will file a supplement to this prospectus. If a selling security holder uses this prospectus for any sale of our securities, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our securities and activities of the selling security holders.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. As of July 30, 2004, we had 38,258,077 shares of common stock issued and outstanding. No shares of our preferred stock are currently outstanding. The following discussion summarizes our capital stock. This summary is not complete and you should refer to our articles of incorporation and our bylaws, which have been filed as an exhibit to our registration statement of which this prospectus forms a part.

COMMON STOCK

     The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders.

     Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or NASDAQ, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made regarding compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

PREFERRED  STOCK

     Under our articles of incorporation, we may issue up to 25,000,000 shares of preferred stock. No shares of our preferred stock are currently outstanding. Under our articles of incorporation, our board of directors, without further action by our shareholders, is authorized to issue shares of preferred stock in one or more classes or series. The board of directors may designate the preferred shares as to series, class, preferences, limitations and other provisions as the board of directors may designate from time to time. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of our common stock might believe to be in their best interests or in which holder might receive a premium for their shares over the then market price of the shares. We currently have no plans to issue any shares of preferred stock.

ADDITIONAL OFFERINGS; POTENTIAL DILUTION

     We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, property or services, the price per share could be lower than that paid by our current stockholders.

     We agreed with our investors in the November-December 2003 private placement that we would use our best efforts to obtain a listing for our shares on a recognized Canadian stock exchange. As such, we have commenced the application process for listing and are contemplating a public offering of our shares in order to achieve appropriate distribution and liquidity. There can be no assurance as to the price at which we may be able to issue shares of our company in the event that we complete the offering.

CERTAIN LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

   Limitation of Director Liability

     Under Idaho law, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     Under Idaho law, a corporation may indemnify an individual who is a party to a proceeding because he or she is an officer or director against liability incurred in the proceeding if the officer or director

     -    acted  in  good  faith,

     - reasonably believed that his or her conduct was in the best interests of the corporation, and

     - in all cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation.

     In the case of any criminal proceeding, a corporation may indemnify an officer or director if that person had no reasonable cause to believe his or her conduct was unlawful; or the officer or director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

     We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers.

   Commission Position on Indemnification for Securities Act Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is OTC Stock
Transfer.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or reduce the price at which we could sell any equity-related securities.

     All of the shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those shares are held by "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933. Of the outstanding shares not sold in this offering, 7,554,802 shares will be eligible for sale immediately as of the date of this prospectus, a portion of which will be subject to Rule 144 volume limitations.

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person deemed to be our affiliate, or a person holding restricted shares who beneficially owns shares that were not acquired from us or our affiliate within the previous one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     -    1% of the then outstanding shares of our common stock, or

     - the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us.

RULE 144(K)

     A person who is not deemed to have been our affiliate at any time during the 90 days immediately preceding a sale and who owned shares for at least two years, including the holding period of any prior owner who is not an affiliate, would be entitled to sell restricted shares following this offering under Rule 144(k) without complying with the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144.

RULE 701 AND OPTIONS

     Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer or director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

     - affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144;

     - non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144; and

     - Rule 701 shares must be held at least 90 days after the date of this prospectus before they can be resold.

STOCK OPTIONS AND WARRANTS

     As of July 30, 2004, options and warrants to purchase a total of 27,470,849 shares of our common stock were outstanding, of which 18,479,669 are currently exercisable. Accordingly, the shares underlying these options may be eligible for sale in the public markets, subject to vesting restrictions described above.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov. Upon the completion of this offering, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the Securities and Exchange Commission. We intend to furnish holders of our common stock with annual reports containing, among other information, audited financial statements.
These reports can also be reviewed by accessing the Securities and Exchange Commission's Internet site.

     You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                                  LEGAL MATTERS

     Our legal counsel, Jenkens & Gilchrist Parker Chapin, LLP, New York, New York, will pass upon the validity of the issuance of the common stock being offered by this prospectus.

                             INDEPENDENT ACCOUNTANTS

     Our financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 in this prospectus have been audited by Williams & Webster, P.S., independent accountants given upon such firm's authority as an expert in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT                                                 F-2

CONSOLIDATED FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                             F-3

     Consolidated Statements of Operations and Comprehensive Income (Loss)   F-4

     Consolidated Statement of Stockholders' Equity                          F-5

     Consolidated Statements of Cash Flows                                   F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                   F-7

To the Board of Directors
Western Goldfields, Inc.
Reno, Nevada

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying consolidated balance sheets of Western Goldfields, Inc. (an Idaho corporation) (formerly Bismarck Mining Company) as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Goldfields, Inc. as of December 31, 2003 and 2002 and the results of its operations, stockholders' equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 18 to the financial statements, errors resulting in the overstatement of previously reported inventories and liabilities, and the understatement of the value of derivatives as of December 31, 2003, were discovered by management of the Company during the current year. Accordingly, the 2003 financial statements have been restated to correct these errors.


/s/Williams & Webster, P.S.

Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington
February 26, 2004, except for Note 18, which is dated August 4, 2004

                                             WESTERN GOLDFIELDS, INC.
                                        (FORMERLY BISMARCK MINING COMPANY)
                                           CONSOLIDATED BALANCE SHEETS


                                                                      March 31,     December 31,    December 31,
                                                                         2004           2003            2002
                                                                     (Unaudited)     (Restated)
                                                                      (Restated)
                                                                     ------------  --------------  --------------
ASSETS
  CURRENT ASSETS
    Cash                                                             $ 3,044,868   $     373,500   $     209,101
    Restricted cash held by investment company                            81,829       3,897,229               -
    Accounts receivable                                                  754,161          17,050               -
    Loan receivable, net of allowance of $10,000                          40,000          40,000               -
    Inventories                                                        2,315,524       2,221,627               -
    Prepaid expenses                                                     449,029         534,440               -
    Deposits                                                             585,000         585,000               -
                                                                     ------------  --------------  --------------
      TOTAL CURRENT ASSETS                                             7,270,411       7,668,846         209,101
                                                                     ------------  --------------  --------------

  Mineral Properties                                                           -               -               -

  Property, plant, and equipment, net of
    accumulated depreciation                                           6,095,622       6,150,509               -
  Construction in progress                                               330,869          13,303               -
  Investments - remediation and reclamation                            6,029,254       5,998,994               -
  Investments - other                                                     69,200          98,510         465,961
  Long-term deposits                                                     300,000         300,000               -
  Long-term prepaid expenses                                           1,426,629       1,482,921           5,000
  Deferred loan fees and expenses, net of amortization                   744,895         829,041               -
                                                                     ------------  --------------  --------------

TOTAL ASSETS                                                         $22,266,880   $  22,542,124   $     680,062
                                                                     ============  ==============  ==============

LIABILITIES & STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts payable                                                 $ 1,147,574   $     677,585   $       5,000
    Accrued expenses                                                      20,438         257,699               -
    Accrued expenses - related party                                           -          22,500          46,000
    Accrued interest                                                      63,437          65,920               -
    Loan payable, current portion                                      3,000,000       3,000,000          10,000
                                                                     ------------  --------------  --------------
      TOTAL CURRENT LIABILITIES                                        4,231,449       4,023,704          61,000
                                                                     ------------  --------------  --------------

  LONG-TERM LIABILITIES
    Loan payable, net of current portion                               2,250,000       3,000,000               -
    Reclamation and remediation liabilities                            5,998,994       5,998,994               -
                                                                     ------------  --------------  --------------
      TOTAL LONG-TERM  LIABILITIES                                     8,248,994       8,998,994               -
                                                                     ------------  --------------  --------------

  PROVISION FOR FORWARD SALES DERIVATIVE-MARKED-TO-MARKET                934,128         855,788               -
                                                                     ------------  --------------  --------------

  COMMITMENTS AND CONTINGENCIES                                                -               -               -
                                                                     ------------  --------------  --------------

  STOCKHOLDERS' EQUITY
    Preferred stock, $0.01 par value, 25,000,000 shares authorized;
      no shares issued and outstanding                                         -               -               -
    Common stock, $0.01 par value, 100,000,000 shares authorized;
      38,258,077, 38,149,078,  and 8,880,276, shares issued
      and outstanding, respectively                                      382,581         381,491          88,803
    Additional paid-in capital                                        10,143,494      10,057,384       1,136,965
    Stock options and warrants                                         4,028,719       3,601,478          53,150
    Accumulated deficit                                               (4,802,672)     (4,584,552)       (838,856)
    Accumulated other comprehensive income (loss)                       (899,813)       (792,163)        179,000
                                                                     ------------  --------------  --------------
      TOTAL STOCKHOLDERS' EQUITY                                       8,852,309       8,663,638         619,062
                                                                     ------------  --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $22,266,880   $  22,542,124   $     680,062
                                                                     ============  ==============  ==============


                    The accompanying note are in integral part of these financial statements.

                                         WESTERN GOLDFIELDS, INC.
                                    (FORMERLY BISMARCK MINING COMPANY)
                   CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                                           THREE MONTHS ENDED MARCH 31,       YEARS ENDED DECEMBER 31,
                                         ---------------------------------  ------------------------------
                                              2004             2003              2003            2002
                                          (UNAUDITED)       (UNAUDITED)       (RESTATED)
                                           (RESTATED)
                                         --------------  -----------------  ---------------  -------------
REVENUES
  GROSS REVENUE                          $   2,916,729   $              -   $            -   $          -
  ROYALTIES                                   (287,231)                 -                -              -
                                         --------------  -----------------  ---------------  -------------
    NET REVENUE                              2,629,498                  -                -              -
                                         --------------  -----------------  ---------------  -------------

COST OF GOODS SOLD
  MINE OPERATING COSTS                       1,902,098                  -        1,030,102              -
  MINE SITE ADMINISTRATION                     381,875                  -          166,923              -
  SELLING, TRANSPORTATION, AND REFINING         57,527                  -                -              -
  DEPRECIATION, DEPLETION & AMORTIZATION       193,601                  -          437,941              -
  INVENTORY ADJUSTMENT                        (519,084)                 -       (1,634,966)             -
                                         --------------  -----------------  ---------------  -------------
    TOTAL COST OF GOODS SOLD                 2,016,017                  -                -              -
                                         --------------  -----------------  ---------------  -------------

GROSS PROFIT                                   613,481                  -                -              -
                                         --------------  -----------------  ---------------  -------------

EXPENSES
  GENERAL AND ADMINISTRATIVE                   662,403             92,204          767,966        103,494
  EXPLORATION - MESQUITE                             -                  -        2,736,156              -
  EXPLORATION - OTHER                          132,761             13,372           55,447        184,563
                                         --------------  -----------------  ---------------  -------------
    TOTAL EXPENSES                             795,164            105,576        3,559,569        288,057
                                         --------------  -----------------  ---------------  -------------

OPERATING LOSS                                (181,683)          (105,576)      (3,559,569)      (288,057)
                                         --------------  -----------------  ---------------  -------------

OTHER INCOME (EXPENSE)
  INTEREST INCOME                               37,900                  -              404              -
  FINANCING EXPENSE                                  -            (26,948)         (89,288)       (18,150)
  INTEREST EXPENSE                            (101,469)                 -          (65,920)             -
  GAIN ON SALE OF ASSETS                        27,132                  -                -              -
  LOSS ON SALE OF INVESTMENTS                        -                  -          (31,323)       (63,844)
                                         --------------  -----------------  ---------------  -------------
    TOTAL OTHER INCOME (EXPENSE)               (36,437)           (26,948)        (186,127)       (81,994)
                                         --------------  -----------------  ---------------  -------------

LOSS BEFORE INCOME TAXES                      (218,120)          (132,524)      (3,745,696)      (370,051)

INCOME TAXES                                         -                  -                -              -
                                         --------------  -----------------  ---------------  -------------

NET LOSS                                      (218,120)          (132,524)      (3,745,696)      (370,051)

OTHER COMPREHENSIVE INCOME (LOSS)
  CHANGE IN MARKET VALUE OF SECURITIES         (29,310)            (3,233)        (115,375)       275,474

  PROVISION FOR FORWARD SALES
    DERIVATIVE MARKED-TO-MARKET                (78,340)                 -         (855,788)             -
                                         --------------  -----------------  ---------------  -------------

NET COMPREHENSIVE LOSS                   $    (325,770)  $       (135,757)  $   (4,716,859)  $    (94,577)
                                         ==============  =================  ===============  =============

BASIC AND DILUTED NET LOSS PER SHARE     $       (0.01)  $          (0.01)  $        (0.28)  $      (0.08)
                                         ==============  =================  ===============  =============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                 38,171,507          9,064,911       13,358,078      4,708,023
                                         ==============  =================  ===============  =============


                    The accompanying note are in integral part of these financial statements.

                                                     WESTERN GOLDFIELDS, INC.
                                                (FORMERLY BISMARCK MINING COMPANY)
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                              Common Stock       Additional      Stock       Options       Other
                                         ----------------------
                                           Number                  Paid-in        and       Accumulated  Comprehensive
                                          of Shares    Amount      Capital      Warrants      Deficit    Income (Loss)   Total
                                         -----------  ---------  ------------  -----------  ------------  ----------  ------------

Balance, January 1, 2002                  3,333,333   $ 33,333   $   534,324   $        -   $  (468,805)  $ (96,474)  $     2,378

Common stock issued for:
  property at $0.45 per share               250,000      2,500       110,000            -             -           -       112,500
  payables at $0.37 per share                16,667        167        18,351            -             -           -        18,518

Common stock and warrants
  issued for cash at $0.30 per share      1,771,669     17,717       460,633       53,150             -           -       531,500

Adjustment and correction to
  outstanding shares                          8,607         86           (86)           -             -           -             -

Acquisition of Calumet
  Mining Company                          3,500,000     35,000        13,743            -             -           -        48,743

Net loss for the year ended
  December 31, 2002                               -          -             -            -      (370,051)          -      (370,051)

Other comprehensive income                        -          -             -            -             -     275,474       275,474
                                         -----------  ---------  ------------  -----------  ------------  ----------  ------------

Balance, December 31, 2002                8,880,276     88,803     1,136,965       53,150      (838,856)    179,000       619,062

Common stock and warrants
 issued for services at $0.30
 per share                                  209,166      2,092        52,000       11,687             -           -        65,779

Common stock and options
  issued for services at $0.30
  per share                                  83,334        833        20,717        4,656             -           -        26,206

Common stock issued for
  services at $0.30 per share                 9,834         98         2,852            -             -           -         2,950

Common stock issued for
  services at $0.80 per share                12,000        120         7,800            -             -           -         7,920

Stock options issued for services                 -          -             -        1,500             -           -         1,500

Common stock issued for exercise of
  warrants at $0.45 per share,
  net of commission expense of $14,850      350,000      3,500       149,920      (10,500)            -           -       142,920

Common stock issued for services at
  $0.66 per share                            30,000        300        19,500            -             -           -        19,800

Stock options issued for directors
  Fees and other services                         -          -             -       55,000             -           -        55,000


Common stock and warrants issued for
  purchase of the Mesquite
  Mine (restated)                         3,454,468     34,545     1,755,346    1,344,485             -           -     3,134,376

Common stock and warrants issued in
  private placement less commissions
  and expenses of $1,187,835             25,125,000    251,250     6,912,234    1,985,500             -           -     9,148,984

Warrants issued for debt financing
  agreement                                       -          -             -      156,000             -           -       156,000

Miscellaneous adjustments for stock          (5,000)       (50)           50            -             -           -             -
                                                                                                                                -
Net loss for the year ended December
  31, 2003 (restated)                             -          -             -            -    (3,745,696)          -    (3,745,696)

Other comprehensive loss                          -          -             -            -             -    (971,163)     (971,163)
                                         -----------  ---------  ------------  -----------  ------------  ----------  ------------

Balance, December 31, 2003 (restated)    38,149,078    381,491    10,057,384    3,601,478    (4,584,552)   (792,163)    8,663,638

Options issued for directors' services            -          -             -      252,250             -           -       252,250

Options issued for officers' services             -          -             -      174,991             -           -       174,991

Common stock issued for services at
  $0.80 per share                           109,000      1,090        86,110            -             -           -        87,200

Miscellaneous adjustments for stock              (1)         -             -            -             -           -             -

Net loss for the three months ended
  March 31, 2004    (unaudited)                   -          -             -            -      (218,120)          -      (218,120)

Other comprehensive income loss                   -          -             -            -             -    (107,650)     (107,650)
                                         -----------  ---------  ------------  -----------  ------------  ----------  ------------

Balance, March 31, 2004 (restated and
  unaudited)                             38,258,077   $382,581   $10,143,494   $4,028,719   $(4,802,672)  $(899,813)  $ 8,852,309
                                         ===========  =========  ============  ===========  ============  ==========  ============


                            The accompanying note are in integral part of these financial statements.

                                                   WESTERN GOLDFIELDS, INC.
                                              (FORMERLY BISMARCK MINING COMPANY)
                                             CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  Three Months Ended March 31,       Years Ended December 31,
                                                              ---------------------------------  -----------------------------
                                                                   2004             2003             2003            2002
                                                               (Unaudited)       (Unaudited)      (Restated)
                                                              --------------  -----------------  -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $    (218,120)  $       (132,524)  $ (3,745,696)  $    (370,051)

  Adjustments to reconcile net loss to net cash used by
  operating activities:
    Depreciation and depletion                                       54,887                  -        380,867               -
    Amortization of long term prepaid insurance                      56,291                  -              -               -
    Amortization of loan fees                                        84,145                  -         57,074               -
    Loss on investments                                                   -                  -         31,323          63,844
    Loss on impairment of assets                                          -                  -              -         177,562
    Gain on sale of assets                                          (27,132)                 -              -               -
    Common stock, options and warrants issued for services          434,441             71,450        124,155               -
    Exploration fees funded by stock                                 80,000                  -              -               -
    Warrants issued for debt financing fees                               -                  -        156,000               -
    Stock options issued for  directors fees                              -                  -         55,000               -
    Exploration expenses written off                                      -                  -      2,736,156               -
    Changes in assets and liabilities:
    Decrease (increase) in:
      Restricted cash                                             3,815,400                  -     (3,897,229)              -
      Accounts receivable                                          (737,111)                 -        (17,050)              -
      Inventories                                                  (473,997)                 -     (2,221,627)              -
      Prepaid expenses                                               85,411                  -       (534,440)              -
      Loan receivable                                                     -            (15,115)             -               -
      Accrued interest receivable                                         -               (200)          (400)           (267)
      Allowance for bad debt                                              -                200            400          11,400
    Increase (decrease) in:
      Accounts payable                                              232,729             (5,000)       677,585           2,574
      Accrued expenses - related parties                            (22,500)                 -              -               -
      Accrued expenses                                               (2,482)           (40,000)       346,119          46,000
                                                              --------------  -----------------  -------------  --------------
Net cash provided (used) by operating activities                  3,361,962           (121,189)    (5,851,763)        (68,938)
                                                              --------------  -----------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of investments                                               -            (29,972)       (12,225)       (255,961)
    Sale of investments                                                   -                  -        250,000               -
    Purchase of investments - remediation and reclamation           (30,260)                 -     (5,998,994)              -
    Loan to another mining company                                        -                  -        (40,000)              -
    Increase in deposits                                                  -                  -       (885,000)              -
    Increase in long-term prepaid insurance                               -                  -     (1,482,921)              -
    Refund of bond                                                        -                  -          5,000               -
    Purchase of property & equipment, including Construction
      in Progress                                                  (317,565)                 -       (184,414)         (7,500)
    Proceeds from sale of assets                                    407,231                  -              -               -
                                                              --------------  -----------------  -------------  --------------
Net cash provided (used) by investing activities                     59,406            (29,972)    (8,348,554)       (263,461)
                                                              --------------  -----------------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Loan proceeds                                                         -                  -      6,000,000          10,000
    Payments on loans                                              (750,000)                 -        (10,000)              -
    Deferred debt offering costs                                          -                  -       (917,188)              -
    Common stock and warrants issued for cash, net                        -                  -      9,291,904         531,500
                                                              --------------  -----------------  -------------  --------------
Net cash provided (used) by financing activities                   (750,000)                 -     14,364,716         541,500
                                                              --------------  -----------------  -------------  --------------

Change in cash                                                    2,671,368           (151,161)       164,399         209,101

Cash, beginning of period                                           373,500            209,101        209,101               -
                                                              --------------  -----------------  -------------  --------------

Cash, end of period                                           $   3,044,868   $         57,940   $    373,500   $     209,101
                                                              ==============  =================  =============  ==============

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid                                               $           -   $              -   $          -   $           -
                                                              ==============  =================  =============  ==============
  Income taxes paid                                           $           -   $              -   $          -   $           -
                                                              ==============  =================  =============  ==============

NON-CASH FINANCING AND
INVESTING ACTIVITIES:
    Stock issued for net assets of subsidiary                 $           -   $              -   $          -   $      48,743
    Stock issued for payables                                 $           -   $              -   $          -   $      18,518
    Stock issued for mine and mineral properties              $           -   $              -   $  3,134,376   $     112,500
    Stock issued for services                                 $           -   $            450   $     10,870   $           -
    Stock and warrants issued for services                    $     434,441   $         71,000   $     93,485   $           -
    Stock options issued for services                         $           -   $              -   $     19,800   $           -
    Stock options issued for directors fees                   $           -   $              -   $     55,000   $           -
    Warrants issued for debt financing fees                   $           -   $              -   $    156,000   $           -
    Mining property acquired by assumption of
      environmental  liability                                $           -   $              -   $  5,998,994   $           -
    Exploration fees paid by issuance of common stock         $      80,000   $              -   $          -   $           -


                          The accompanying notes are an integral part of these financial statements.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Western Goldfields, Inc. (hereinafter "the Company") and its wholly owned subsidiaries are engaged in the exploration for, development of and extraction of precious metals principally in the states of California, Nevada and Idaho. The Company's two wholly owned subsidiaries are Calument Mining Company and Western Mesquite Mines, Inc.

Calumet Mining was acquired in August 2002 and was a dormant mining company. (See Note 12.) Western Mesquite Mines was incorporated in 2003 for the acquisition of the Mesquite Mine in California from Newmont Mining Corporation in November 2003. (See Note 12.)

The Company was in the exploration stage through most of the year ended December 31, 2003 and all of the year ended December 31, 2002. With the acquisition of the Mesquite Mine, the Company exited the exploration stage and became an operating mining company. The Company's first sale of gold from its production occurred in mid-January 2004. For the year ended December 31, 2002, the Company's auditors expressed a going concern qualification in the Company's audited financial statements.

In November and December 2003, the Company obtained significant additional capital through a private placement of its stock. Management plans to use the majority of the proceeds from the financing for operations of the Mesquite Mine, as well as exploration and development of other properties. The Company has demonstrated that it now has sufficient funds from anticipated operations and investments to continue its committed operating and development plans.

The Company was originally formed on January 15, 1924, under the laws of the State of Idaho, and in August 2002 changed its name from Bismarck Mining Company to Western Goldfields, Inc.

The Company's year-end for reporting purposes is December 31.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
-----------------
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of the inter-company accounts and transactions. Wholly owned subsidiaries of the Company are listed in Note 14.

Revenue  Recognition
--------------------
Revenue is recognized when metal is delivered and title passes. The effect of forward sales contracts and purchased put contracts are reflected in revenue at the date the related precious metals are delivered or the contracts expire. Third party smelting and refining costs are recorded as a reduction of revenue. By-product credits will be off-set against operating expenses in the future when generated.

Accounts  Receivable
--------------------
The Company records its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

The Company's trade receivables are related to precious metals delivered against a forward sales contract or a spot sale contract whose settlement has not occurred. Settlement usually occurs in between two and fifteen business days and is made through international metals refiners and brokers.

Use of Estimates
----------------
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of mineral reserves, reclamation and environmental obligations, impairment of assets, useful lives for depreciation, depletion and amortization, measurement of metal-in-process and finished goods inventories, values of options and warrants, and valuation allowances for future tax assets. Actual results could differ from those estimates.

Exploration  Costs
------------------
In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.

Exploration Stage Activities
----------------------------
The Company is primarily engaged in the acquisition, exploration and development of mining properties. On November 7, 2003, concurrent with the acquisition of the Mesquite Mine, the Company started production of metals while studying enhancements to the processing of the heaps and the potential commencement of future mining operations.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

Cash  and  Cash  Equivalents
----------------------------
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Restricted  Cash
----------------
As of March 31, 2004 and December 31, 2003, the Company had cash proceeds from common stock sold as part of a private placement in November and December 2003 held by the investment firm representing the Company. Most of the proceeds from these stock sales were released in January and February 2004.

Derivative Instruments
----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133," SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which is effective for the Company as of June 30, 2003. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

A derivative may be specifically designated as a hedge of financial risk exposures of anticipated transactions if, both at the inception of the hedge and throughout the hedge period, the changes in fair value of the contract substantially offset the effect of commodity price changes on the anticipated transactions and if it is probable that the transactions will occur. The Company regularly monitors its commodity exposures and ensures that contracted amounts do not exceed the amounts of underlying exposures.

Realized prices under the Company's forward sales contract are recognized in gold sales and by-product credits as the designated production is delivered to meet commitments. The Company values gold for all cash flow hedging purposes based upon the London Afternoon Gold Fix for each valuation date, modified by the gold forward rate expected by the Company subject to the Company's discounted financing costs. Management maintains estimates for each quarterly expected forward sales values to approximate the future value of forward sales contracts for the determination of provisions for gains or losses on derivatives.

The income effect of the change in derivative values will be accounted for in other comprehensive income based upon the Company's quarterly valuation of the associated financial gain or loss. Any changes arising from the determination of the derivative's effectiveness is accounted for as a charge to current operations.

In the event of early settlement or redesignation of hedging transactions, gains or losses are deferred and brought into income at the delivery dates originally designated. Where the anticipated transactions are no longer expected to occur, with the effect that the risk that was hedged no longer exists, unrealized gains or losses are recognized in income at the time such a determination is made.

Cash flows arising in respect of these contracts are recognized under cash flow from operating activities.

Comprehensive  Income  (Loss)
-----------------------------
Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which was issued in June 1997. SFAS No. 130 establishes rules for the reporting and displaying of comprehensive income and its

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

components, but had no effect on the Company's net loss. SFAS No. 130 requires unrealized gains and losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income.

Compensated  Absences
---------------------
Employees of the Company are entitled to paid vacation depending on length of service. As of December 31, 2003, the Company had no liability and had not yet hired employees. As of March 31, 2004, the liability for accrued vacation was nominal and was not material.

Recent Accounting Pronouncements
--------------------------------
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this statement has no effect on the Company's financial statements.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" (hereinafter "SFAS No. 148"). SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. The Company currently reports stock issued to employees under the rules of SFAS 123. Accordingly there is no change in disclosure requirements due to SFAS 148.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (hereinafter "SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS No. 146 was issued in June 2002 and is effective for activities after December 31, 2002. The Company has established a

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

remediation and reclamation liability to cover costs related to the exit and/or disposal of its mining property.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (hereinafter "SFAS No. 145"), which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB No. 64, which amended FASB No. 4, was rescinded, as it was no longer necessary. FASB No. 44, "Accounting for Intangible Assets of Motor Carriers", established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, FASB No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company adopted SFAS No. 145 which did not have a material effect on the financial statements of the Company at March 31, 2004 or December 31, 2003 and 2002.

Concentration  of  Credit  Risk
-------------------------------
The Company maintains its cash in several commercial accounts at major financial institutions. Although the financial institutions are considered creditworthy and have not experienced any losses on their deposits, at March 31, 2004 and December 31, 2003 and 2002, respectively, the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $2,804,642, $176,270, and $90,347.

The Company processes and sells its metal through an international metals company. The Company reviews the credit worthiness of its metals outlets at least annually and as of March 31, 2004 was not aware of any factor which would impact its sales of metal and ultimate collection of receivables from such sales.

Provision for Taxes
-------------------
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At March 31, 2004, the Company had net deferred tax assets (calculated at an expected rate of 43% for 2004 and 2003, and 34% for years prior) of approximately $640,000 principally arising from net operating loss carryforwards for income tax purposes. The net deferred taxes are calculated based upon both federal and state expected tax rates. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been recorded at March 31, 2004, and December 31, 2003 and 2002. The significant components of the deferred tax asset at March 31, 2004, and December 31, 2003 and 2002 were as follows:

                                         March 31,    December 31,    December 31,
                                           2004           2003            2002
                                        -----------  --------------  --------------
Net operating loss carryforward         $1,560,000   $   1,180,000   $     365,000
                                        ===========  ==============  ==============

Deferred tax asset                      $  640,000   $     476,000   $     126,000
Deferred tax asset valuation allowance    (640,000)       (476,000)       (126,000)
                                        -----------  --------------  --------------
      Net tax assets                    $        -   $           -   $           -
                                        ===========  ==============  ==============

At March 31, 2004, the Company has net operating loss carryforwards of approximately $1,560,000, which expire in the years 2020 through 2025. The Company recognized approximately $ 427,241 and $179,155 of losses from issuance of restricted common stock and stock options for services during the three months ended March 31, 2004 and fiscal 2003, respectively, which are not deductible for tax purposes and are not included in the above calculation of deferred tax assets. Also, the Company has approximately $2,700,000 of mineral property and ore on leach pad acquisition costs that are not deductible for tax purposes in 2003. In the first three months of 2004, the Company's estimated expense for tax purposes was approximately $250,000 for tax depletion. The change in the allowance account from December 31, 2003 to March 31, 2004 was $164,000 and from December 31, 2002 to December 31, 2003 was $350,000. The Company has also issued substantial amounts of new common stock, which may have resulted in a control change during 2003. A control change may limit the availability of the net operating losses from periods prior to the control change.

Investment  in  Securities
--------------------------
Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115, the Company's investments in securities are classified as either trading, held to maturity, or available-for-sale. During the three months ended March 31, 2004 and the years ended December 31, 2003 and 2002, the Company did not own any securities classified as either trading or held to maturity. However, at March 31, 2004, December 31, 2003 and 2002, the Company did own securities classified as available-for-sale.

Securities available-for-sale consist of debt and equity securities not classified as trading securities or as securities to be held to maturity.
Unrealized holding gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of other comprehensive income.

Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are included in earnings.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

Property,  Plant  and  Equipment
--------------------------------
Property, plant and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years, or units-of-production method over the estimated useful life of the property. (See Note 5.)

Mineral  Properties
-------------------
Mineral properties are stated at cost. Depletion of mineral properties is calculated using the units-of-production method over the estimated recoverable ounces of gold on the property. (See Note 3.)

Basic and Diluted Net Loss Per Share
------------------------------------
Net loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted net loss per share were the same, as the common stock equivalents outstanding would be considered anti-dilutive. As of March 31, 2004, December, 31, 2003 and December 31, 2002, respectively, the Company had outstanding options for 2,758,334, 683,334 and zero shares and outstanding warrants for 24,312,515, 24,312,515, and 1,832,169 shares of common stock.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments as defined by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, restricted cash, accounts and loans receivable, prepaids, accounts payable, accrued expenses and short-term borrowings. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2004 and December 31, 2003 and 2002.

Accounting  for Stock Options and Warrants Granted to Employees and Nonemployees
--------------------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Metal  on  Leach  Pad  and  in  Metal-in-process  Inventory
-----------------------------------------------------------
The Company took over the Mesquite Mine on November 7, 2003 with an estimated 50,800 ounces of recoverable gold contained in mineralized ores previously placed on impermeable, lined pads. During the periods ended March 31, 2004 and December 31, 2003 the Company extracted 8,754 and 5,367 ounces of gold, respectively, from the pads into metal-in-process inventory, leaving on the pads an estimated 36,679 ounces of gold as of March 31, 2004 and 45,433 ounces of gold as of December 31, 2003. The Company carries no value in its financial statements for metal on the leach pads and the initial value assigned to mineral properties for metal on the leach pads, in accordance with SEC Industry Guide 7, has been included in exploration expense.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

In the quarter ended March 31, 2004, the Company had its first sales of gold from metal-in-process inventory generating sales of 7,172 ounces during the quarter. There were no sales prior to January 1, 2004. Prior to November, 2003, the Company had no production activities.

The determination of both the ultimate recovery percentage and the quantity of metal expected over time requires the use of estimates, which are subject to revision since they are based upon metallurgical test work. The Company expects to continue to process and recover metal from the leach pads until no longer considered economically feasible.

Inventories:
------------
     i) Dore (a mixture of gold, silver and other metals) and bullion (metal refined to industry purity standards) inventory, which includes metal at the mine site and held by refineries, is valued at the lower of weighted average cost or market.
     ii) Metal-in-process inventory, which is metal in solution or in various parts of the processing circuit, is valued at the lower of average production cost or net realizable value. Production costs include processing and administrative costs, which are charged to operations and included in cost of sales on the basis of ounces of gold recovered. Based upon actual gold recoveries and operating plans, the Company continuously evaluates and refines estimates used in determining the costs charged to operations and the carrying value of costs associated with the metals in circuit.
     iii) Materials and supplies inventory is stated at the lower of average cost or net realizable value.

Deposits
--------
Under the terms of its power purchase agreement with the local power provider, which is a quasi-public agency, the Company is required to collateralize certain portions of the Company's obligations. The Company has collateralized these obligations by assigning a $300,000 certificate of deposit for a period of three years. The ultimate timing for the release of the collateralized amounts is dependent on the credit worthiness of the Company and/or the timing and closure of the Mesquite mine. Collateral could also be released to the extent that the Company is able to secure alternative financial assurance satisfactory to the respective agency. The Company's management expects that the aforementioned collateral will remain in place beyond a twelve-month period and has therefore classified these deposits as long-term.

The Company also advanced working capital, in the amount of $585,000, to its management contractor to cover anticipated operating costs at the Mesquite Mine. This deposit was offset against the final invoices from the contractor upon the termination of its contract. (See Note 17.)

Reclamation  and  Remediation  Costs
------------------------------------
Estimated future costs are based principally on legal and regulatory requirements. Such costs related to active mines are accrued and charged over the expected operating lives of the mines using the units-of-production method. Future remediation costs for inactive mines are accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at the site. Such cost estimates include, where applicable, ongoing care

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

and maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

Reclassifications
-----------------
Certain reclassifications of prior year balances have been made to conform to current year presentation.


NOTE 3 - MINERAL PROPERTIES

The Company controls the following mineral properties:

CALIFORNIA  PROPERTIES

Mesquite  Mine
--------------
In July 2003, the Company issued 111,859 shares of common stock as a deposit on the purchase of the Mesquite Mine, in Imperial County, California. In November 2003, the Company completed this purchase and issued an additional 2,217,609 shares of common stock and 2,494,810 warrants with an exercise price of $1.00 per share. As of December 2003, the Company remained obligated to issue additional shares and warrants under the purchase agreement. The Company issued 1,125,000 shares of common stock in January 2004, and 5,596,370 warrants for the purchase of one share of common stock each, with an exercise price of $1.00 per share, in March 2004, in final settlement of its obligations under this agreement (See Note 12).

                                                                Value per
                                                      Amount      share       Value
                                                    ----------  ----------  ----------
Reclamation Obligation Assumed                               -           -  $5,998,994

Western Goldfields Common Stock                      3,454,468  $     0.52   1,789,891
Warrants - Western Goldfields stock, exercisable
at $1.00 per share of common 450 days from
issuance and for 5 years thereafter                  2,494,810        0.18     449,066
Warrants - Western Goldfields stock, exercisable
at $1.00 per share of common 815 days from
issuance and for 5 years thereafter                  5,596,370        0.16     895,419
                                                                            ----------
     Total Consideration                                                     9,133,370
                                                                            ==========

Allocation to Fixed Assets:
Property, plant and equipment, including buildings                          $6,471,000
Mineral properties                                                           2,662,370
                                                                            ----------
                                                                            $9,133,370
                                                                            ==========

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

The fair market value of the acquired property, plant and equipment was determined by review by the mine operations contractor. (See Note 15.) The remaining value was allocated to mineral properties, and expensed in December, 2003 as a part of a $2,791,603 in exploration expenses. (See Note 18.)

Gold  Point  Mine
-----------------
In September 2002, the Company acquired the Gold Point Mine mining claims from Western Continental, Inc. in exchange for 250,000 shares of our common stock valued at $112,500, assumption of liabilities of $5,000, mining claims valued at $15,000, 141,875 shares of Grand Central Silver Mines valued at approximately $28,375 and $2,500 cash. Western Continental, Inc. was controlled by William L. Campbell, its President, who prior to August 24, 2002, also served as the Company's President.

California  Properties  -  Other
--------------------------------
In January 2004, the Company reached an agreement on the Cahuilla Gold Project near Indio, California. This agreement with the Torres Martinez Tribe gives the Company the exclusive negotiation rights and access to geologic sites for their evaluation in advance of entering into a formal exploration/mining agreement to nearly two square miles of property. In January 2004, the Company increased its land position at Cahuilla by acquiring 100% of La Cuesta International, Inc.'s interests in two separate mining leases that collectively cover approximately 70 acres adjacent to the Torres Martinez Tribal lands.

NEVADA AND IDAHO PROPERTIES

At December 31, 2002, Calumet Mining Company, the Company's subsidiary, held several mining claims throughout Nevada and Idaho. They consist of four unpatented mining claims in Sunnyslope, Nevada, two unpatented mining claims in Koegel Hills, Nevada, two unpatented mining claims in Corral Canyon, Nevada, six unpatented mining claims in Buckskin North (lease lapsed in 2003), Nevada, two unpatented mining claims in Golden Lyon (lease lapsed in 2003), Nevada, nineteen unpatented lode mining claims in Shoshone County, Idaho, in addition to a 10-year lease for 635 acres in Shoshone County, Idaho and five unpatented lode mining claims in the Pyramid Mine near Fallon, Nevada. Due to a lack of evidence establishing proven and probable reserves, the acquisition costs of these mines were included in Calumet Mining Company's net loss for the period ended August 25, 2002 as an exploration expense. (See Note 14.)

The Company has staked additional claims during 2003 at the Sunny Slope Mine, increasing the unpatented mining claims to 240 acres.

The Company has staked additional claims during 2003 at the Kibby Flats Mine, increasing the unpatented mining claims to 320 acres.

The Company has staked additional claims during 2003 at the Gold Star Mine, increasing the unpatented mining claims to 260 acres.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

The Company has staked additional claims during 2003 at the Koegel Hills Mine, increasing the unpatented mining claims to 1,480 acres.
The Lincoln Hill Mine was leased in December 2002 from an officer of the Company and his partner. This claim represents unpatented claims covering 700 acres in the Rochester Mining District near Lovelock, Nevada.

In January 2004, the Company entered discussions regarding the acquisition of Nevada Colca Gold, a private corporation with mineral property interests in the western United States and Mexico.


NOTE 4 -INVENTORIES

Inventories consist of the following:

                                        March 31,   December 31,   December 31,
                                        ----------  -------------  -------------
                                           2004         2003           2002
                                        ----------  -------------  -------------
     Dore and bullion                   $        -  $     364,334  $           -
                                        ----------  -------------  -------------
     Metal-in-process                    2,154,050      1,634,966              -
     Supplies                              161,474        222,327              -
                                        ----------  -------------  -------------
     Inventories                        $2,315,524  $   2,221,627  $           -
                                        ==========  =============  =============

Inventories include $364,334 in Dor and bullion at December 31, 2003 which, along with $15,764 acquired in the first quarter of 2004, were all related to the original purchase transaction with Newmont Mining Corporation for the Mesquite Mine. This purchased inventory was disposed of in the first quarter for the total amount of $407,231, which resulted in a gain of $27,132. These 1,003 gold ounces of Dor and bullion were not produced in the normal course of business and were not included in cost of sales.

Metal-in-process inventory contained approximately 6,949 and 5,367 ounces of gold as of March 31, 2004, and December 31, 2003, respectively. This did not include the 1,003 ounces of gold in Dor and bullion inventory at December 31, 2003.


NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property, equipment, and accumulated depreciation at March 31, 2004:

                                       March 31,    December 31,   December 31,
                                      -----------  --------------  -------------
                                         2004           2003           2002
                                      -----------  --------------  -------------
     Buildings                        $3,550,000   $   3,550,000   $           -
                                      -----------  --------------  -------------
     Equipment                         2,981,376       2,981,376               -
                                      -----------  --------------  -------------
                                       6,531,376       6,531,376               -
                                      -----------  --------------  -------------
     Less accumulated
     depreciation                       (435,754)       (380,867)              -
                                      -----------  --------------  -------------


                                      F-17

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

     Net Property and
     Equipment                        $6,095,622   $   6,150,509   $           -
                                      ===========  ==============  =============

Depreciation expense for the three months ended March 31, 2004 and the year ended December 31, 2003 was $ 54,887 and $380,867, respectively. There was no depreciation expense taken for the year ended December 31, 2002 as the Company had no depreciable property. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the present value of future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

In addition, the Company had construction in progress of $330,869 and $13,303 at March 31, 2004, and December 31, 2003, respectively. No construction took place in 2002.

NOTE 6 - RECLAMATION AND REMEDIATION INVESTMENTS AND BONDS

The Company paid $7,388,910 for a reclamation cost policy with American International Specialty Loans Insurance Company in conjunction with the acquisition of the Mesquite Mine. The policy covers liability for reclamation up to $14,000,000 and establishes a reimbursement account with an initial balance of $5,998,994 and prepays the excess coverage with an additional premium of $1,389,916, which is to be amortized over an eleven-year period.

The reimbursement account has a balance of $6,029,254 and $5,998,994 as of March 31, 2004 and December 31, 2003, respectively. Management's estimate of all reclamation obligations arising from the mine purchase and operations are substantially exceeded by the account balance.


The following bonds are covered by this insurance arrangement:

             INCEPTION   CONTRACT
BOND NUMBER    DATE       AMOUNT                  OBLIGEE(S)
---------------------------------------------------------------------------
ESD 7315360  11/7/2003  $1,379,465  Imperial County, CA
                                    California Department of Conservation
                                    U.S. Bureau of Land Management
---------------------------------------------------------------------------
ESD 7315361  11/7/2003  $1,823,504  Imperial County, CA
                                    California Department of Conservation
                                    U.S. Bureau of Land Management
---------------------------------------------------------------------------
ESD 7315362  11/7/2003  $   61,783  Imperial County, CA
                                    California Department of Conservation
                                    U.S. Bureau of Land Management
---------------------------------------------------------------------------
ESD 7315363  11/7/2003  $  550,000  California Water Quality Control Board
---------------------------------------------------------------------------
ESD 7315358  11/7/2003  $3,984,199  U.S. Bureau of Land Management
---------------------------------------------------------------------------


                                      F-18

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

---------------------------------------------------------------------------
ESD 7315359  11/7/2003  $   50,000  CA State Lands Commission
---------------------------------------------------------------------------


NOTE 7 - INVESTMENTS

The Company's investments are summarized as follows:

Fair value of common stock          March 31,   December 31,   December 31,
holdings:                              2004         2003           2002
----------------------------------  ----------  -------------  -------------
     Cadence Resources Corporation  $   69,200  $      98,510  $      39,961
     Lucky Joe Mining Company                -              -          1,000
     Trend Mining Company                    -              -        425,000
                                    ----------  -------------  -------------
Total fair value                        69,200         98,510        465,961
Cost                                    34,885         34,885        286,961
                                    ----------  -------------  -------------
Gross unrealized holding gains      $   34,315  $      63,625  $     179,000
                                    ==========  =============  =============

In October, 2003, the Company sold all its interest in 250,000 common shares of Trend Mining Company for $220,147, recognizing a loss on disposition of $29,853. As a part of this sale, two former officers/directors purchased a total of 200,589 shares for $17,050 under similar terms to the other purchasers in the transaction.

The Company classifies its investments as available-for-sale securities. Cadence Resources Corporation is a related party since one of Cadence's officers is a director of the Company. Prior to March 1, 2004, Lucky Joe Mining Company and Trend Mining Company were related parties in that the Company and the investees had one or more officers and directors in common.


NOTE 8 - LOANS RECEIVABLE

In October 2003, the Company loaned $40,000 to Trend Mining Company. The loan is uncollateralized, non-interest bearing and due on demand.

In  January  2003,  the  Company  paid  expenses  on behalf of Cadence Resources
Corporation in the amount of $15,115. In June 2003, these non-interest bearing cash advances were repaid in full.

In September 2000, Calumet Mining Company loaned Elite Logistics $36,000 at 8% per annum, uncollateralized, payable upon demand. In February 2001, principal and accrued interest were partially repaid in the form of securities, leaving a balance of $10,000. An allowance for bad debt has been established for the full amount of the loan including accrued interest.


NOTE 9 - LONG-TERM PREPAID EXPENSES

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

The Company has entered into insurance contracts to insure the environmental and pollution risk up to $14 million at its Mesquite Mine project. Additionally, the policy covers reclamation risk, above the amount covered by the investment - remediation and reclamation account, up to $14 million associated with the Mesquite Mine project. The policies cover risk for up to 11 years. Their costs are being amortized against earnings monthly and are summarized below.

                             March 31,    December 31,   December 31,
                               2004           2003           2002
                            -----------  --------------  -------------
Original Policy Premiums    $1,661,159   $   1,661,159   $           -
                            -----------  --------------  -------------
Amortization                   (62,923)        (25,169)              -
                            -----------  --------------  -------------
Unamortized Premium Cost     1,598,236       1,635,990               -
                            -----------  --------------  -------------
Current Portion               (171,607)       (153,069)              -
                            -----------  --------------  -------------
Long-Term Prepaid Expenses  $1,426,629   $   1,482,921   $           -
                            ===========  ==============  =============


NOTE 10 - LOAN PAYABLE AND ASSOCIATED DERIVATIVE

As part of the acquisition of the Mesquite Mine, the Company entered into a credit facility agreement on November 5, 2003 with R.M.B. International, (Dublin) Limited, a Republic of Ireland corporation. This two-year credit facility agreement resulted in the Company receiving $6,000,000 for a mortgage, security, assignment, and financing agreement. Substantially all of the assets acquired in the Mesquite Mine are pledged and mortgaged under these agreements, as well as most of the Company's other property. Interest is accrued on this credit facility at LIBOR plus 6% per annum, on a monthly basis. In January 2004, the Company made the first quarterly payment of $750,000 plus interest. The Company is obligated to pay an additional $2,250,000 of loan principal in 2004 and the balance of $3,000,000 in 2005.

As part of the credit facility agreement, the Company entered into a cash flow hedging program under which it sold forward 26,399 ounces of gold at $382.95 per ounce, or approximately 50% of expected production of gold from the heaps. These ounces are scheduled to be delivered on January 30, 2004 and every three months thereafter until October 31, 2005. On each of the settlement dates, the Company settles in cash for the difference between the sales price and the hedged price times the number of scheduled ounces to be sold for that three month period. Unlike a conventional hedge, the Company was not required to put up collateral, and the Company is not subject to any margin requirements. Since the Company sold gold for more than the hedged price in the period ended January 30, 2004, it made a payment under the hedge of $64,379, which includes a one-time adjustment to the counter-party of $9,520 and reduced revenue by a corresponding amount. Further, the Company expected the payment due under the hedge covering the period ended March 31, 2004 to be nominal.

The Company has a long-term strategy of selling its gold production at prevailing market prices. Under its risk management policy, the Company periodically reviews its exposure under this

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

hedge and adjusts its risk profile accordingly. Furthermore, to manage a portion of its revenue risk and in order to provide additional comfort to the lender under the credit facility the Company entered into this forward sale. The forward sale was entered into for the amount of gold projected at the time entered into to be needed to cover approximately 80% of the company's operating costs at Mesquite. The Company deems this program to be effective for its purpose and does not expect that it will be ineffective during the hedge period.

The Company's summary information for the valuation of derivatives, which includes management's estimate of the Company's discounted financing rate and the gold forward rate, as of March 31, 2004 and December 31, 2003 is as follows:

                                               March 31, 2004  December 31, 2003
                                               --------------  -----------------
London Afternoon Gold Fix                         $  423.70         $  417.25
Undelivered ounces of gold sold forward              24,109            26,399
Loss recognized as other comprehensive income     $  78,340         $ 855,788
Value of provision for forward sales
 derivative -marked-to-market                     $ 934,128         $ 855,788

In addition to the pledge, credit facility, and facility agreements associated with the loan, the Company also entered into a deposit account control agreement wherein the Company agreed to maintain two bank accounts with an approved bank. These accounts will control the funds advanced for the project and the proceeds of gold and other metal sales. Funds from these accounts can be released only with the consent of the lender and the approved bank.

In September 2002, Dotson Exploration Company, a related party, loaned $10,000 to the Company. The debt was uncollaterized, non-interest bearing and due on demand. In June 2003, the loan was repaid in full.


NOTE 11 - PREFERRED STOCK

The Company has 25,000,000 shares of $0.01 par preferred stock authorized. No shares are issued or outstanding.


NOTE 12 - COMMON STOCK

As discussed in Note 3, the Company issued 3,454,468 shares of common stock for the purchase of the Mesquite Mine during the period between July, 2003 and January, 2004. The initial deposit for this transaction was the issuance in July 2003 of 111,859 shares of common stock.


During the first quarter of 2004, the Company issued 100,000 shares of common stock to satisfy its obligations under two property acquisition agreements.

In November and December, 2003, as part of a private placement raising $9.1 million after expenses, the Company issued 12,500,000 investments units. The investment units consisted of one share of common stock, one warrant to purchase another share of common stock at $1.00 per share, and an additional share of common stock held in escrow. The escrowed shares were to be distributed if the Company had not completed a listing on the Toronto Stock Exchange by the end of February, 2004. In an attempt to satisfy this requirement, the Company entered into a letter of intent with Tandem Resources, Ltd. for a potential merger transaction which would have accomplished this listing. In February of 2004, this letter of intent was terminated by the Company due to complex tax and regulatory issues. The escrow agent released the escrowed shares to the original purchasers in March 2004.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

In the fourth quarter of 2003, the Company issued 30,000 shares of common stock at $0.66 per share for a total value of $19,800 for services rendered.

In the third quarter of 2003, certain shareholders exercised warrants at $0.45 per share for 350,000 shares of common stock.

In June 2003, the Company entered into a consulting agreement, with an outside consulting company controlled by a director, but prior to his appointment as a director, whereby the Company issued common stock and 50,000 options for the purchase of common stock (with an exercise price of $1.70 per share) valued at $31,470. (See Notes 13 and 15.) At December 31, 2003, 12,000 shares had been issued and an additional 9,000 shares accrued under the agreement. The value of the 9,000 shares was accrued in accounts payable at December 31, 2003 and the shares were issued in March of 2004. In November 2003, and in conjunction with the private placement referred to above, the Company issued an additional 125,000 shares of common stock valued at $0.80 per share and 200,000 options to this consultant with an exercise price of $1.00 per share of common stock. (See
Note  13.)

In January 2003, the Company issued 209,166 units for services rendered. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. The warrants have an exercise price of $0.45 per share, are fully vested and can be exercised for up to two years from the date of issuance. The common stock in this transaction was valued at $0.27 per share, and the warrants at $0.03 per warrant.

Also in January 2003, the Company issued 83,334 option units for services rendered. Each unit consists of one share of common stock and an option exercisable for the purchase of one share of common stock. The options have an exercise price of $0.45 per share, are fully vested and can be exercised for up to two years from the date of issuance. The common stock in this transaction was valued at $0.27 per share, and the options at $0.03 per option.

In January 2003, the Company cancelled 5,000 shares of common stock valued at par as part of a shareholder transaction. Also in 2003, the Company issued
9,834  shares  of  common  stock  for  services  rendered  of  $2,950.

In December 2002, the Company issued 1,771,669 units for $531,500 cash. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. The warrants have an exercise price of $0.45 per share, are fully vested and can be exercised for up to two years from the date they were issued. The common stock in this transaction was valued at $0.27 per share, and the warrants at $0.03 per warrant.

In April 2002, the Company issued 16,667 shares to a related party for outstanding payables attributable to accounting, stock transfer and consulting services rendered of $18,518. On August 24, 2002, the Company completed a 1 for 3 reverse split. Prior issuances presented in these financial statements have been adjusted to reflect the split. On August 25, 2002, the Company acquired all of the outstanding shares of Calumet Mining Company on a 1 for 2 basis by issuing 3,500,000 shares (See Note 14). Also in August 2002, the Company issued 250,000 shares of the Company's common stock plus other consideration for a mineral property known as

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

the Gold Point Mine. The Company's common stock issued as part of this transaction was valued at $112,500.
The Company made other cumulative stock corrections during 2002 in the amount of 8,607 shares.


NOTE 13 - STOCK OPTIONS AND WARRANTS

The Company estimates the fair value of options and warrants using the Black-Scholes Option Price Calculation. The Company used the following assumptions in estimating fair value: the risk-free interest rate of 3.5% to 5%, volatility ranging from 30% to 60%, and the expected life of the options and warrants from two to ten years. The Company also assumed that no dividends would be paid on common stock. Warrants may be exercised under the cash-less method requiring a corresponding reduction in the amount of common stock issued in relationship to its cash value at the time the warrants are exercised.

In the first quarter of 2004, the Company granted 2,075,000 options exercisable for the purchase of one share of common stock each with an exercise price when vested at market value, or at between $0.50 and $2.00 per share if specified. These options generally vest over periods of up to 60 months.

In December 2003, the Company issued 13,750,000 warrants exercisable for the purchase of one share of common stock each with an exercise price of $1.00 per share.

As part of the purchase of the Mesquite Mine in 2003, the Company issued 8,091,180 warrants for the purchase of one share of common stock each with an exercise price of $1.00 per share. (See Note 3.)

In June, 2003, the Company issued 50,000 options to purchase common stock for consulting services rendered. In November 2003, the Company issued an additional 200,000 options to purchase common stock to the same consultant. (See
Note  12.)

In September, 2003, the Company issued 200,000 options to a director and 75,000 to another director for services rendered. The options have an exercise price of $0.50 per share, and are exercisable for three years. These options were valued at $55,000.

In September, 2003, the Company issued 75,000 options to a consultant for services rendered. The options have an exercise price of $1.50 per share, and are exercisable for three years. These options were valued at $10,500.

In January 2003, the Company issued 209,166 warrants and 83,334 options for services rendered. (See Note 12.)

No  options  were  issued  prior  to  January  1,  2003.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

In December 2002, the Company issued 1,771,669 warrants as part of a sale of securities. (See Note 12.)
The  following  is  a  summary  of  stock  options:

                                                            Weighted Average
                                                 Shares       Exercise Price
                                                ---------  -----------------

January 1, 2003                                         -  $               -
Granted                                           683,334               0.21
Exercised                                               -                  -
                                                ---------  -----------------
Outstanding and exercisable at December 31,
2003                                              683,334  $            0.21
                                                =========  =================

Weighted average fair value of options granted
during the year ended December 31, 2003                    $            0.18
                                                           =================

Balance January 1, 2004                           683,334               0.21
Granted                                         2,075,000               1.18
Exercised                                               -                  -
                                                ---------  -----------------
Outstanding at March 31, 2004                   2,758,334  $             .93
                                                =========  =================
Exercisable at March 31, 2004                   1,733,334  $             .74
                                                =========  =================

Weighted average fair value of options granted
during the three months ended March 31, 2004               $            0.33
                                                           =================

The above stock options have been issued under an equity compensation plan approved by the directors but not by the shareholders.

NOTE 14 - SUBSIDIARIES

Calumet  Mining  Company
------------------------
On August 25, 2002, the Company acquired all of the outstanding shares of Calumet Mining Company. (See Note 12.) This was considered a merger of commonly controlled entities because Calumet was controlled and owned in part by one of the Company's directors. The acquisition was accounted for through the purchase method of accounting at the book value of the net assets. Calumet was mainly a dormant mining company with no significant transactions in 2002, other than the information reflected in Note 3 and the acquisition of the Gold Point Mine. The net assets acquired were as follows:

                       Cash                            $ 1,453
                       Investments                      31,000
                       Bond - State of Idaho             5,000
                       Note receivable                  10,000
                       Accrued interest receivable       1,133
                       Other assets                        157
                       Liabilities                           -
                                                       -------
                            Total Net Assets Acquired  $48,743
                                                       =======

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

Western  Mesquite  Mines,  Inc.
-------------------------------
In November 2003, the Company created a wholly owned subsidiary, Western Mesquite Mines, Inc. ("WMMI"), which entered into a $6 million credit facility agreement with two companies. Coincident with the establishment of the credit facility, the Company contributed to WMMI the assets at the Mesquite Mine referred to in Note 3.

The Company guaranteed the obligations of WMMI under the agreement and issued warrants to purchase 780,000 shares of common stock to the lenders. The warrants are exercisable for three years from the date of the agreement for a purchase price of $1.00 per share.


NOTE 15 - RELATED PARTY TRANSACTIONS

A director of the Company, appointed on January 23, 2004, has and has had a separate consulting relationship with the Company, through a company he controls, whereby his company is compensated for its consulting service at the rate of $4,000 per month plus expenses. All invoices are paid monthly and no amounts are recorded as payable to him or his company at March 31, 2004.

In April 2002, payables of approximately $22,500 were settled by the issuance of 16,667 shares of the Company and cash of $4,000. The amounts were for general and administrative expenses and were advanced to the Company by its former president.

Officers of the Company are compensated for their services on a monthly basis. As of March 31, 2004 and December 31, 2003, nothing and $33,228, respectively, were accrued for these services.

In order to complete the transition of operations, when the Company closed the acquisition, the Company retained the services of Harrison Western Construction Corporation to manage the Mesquite Mine for an initial period of six months. Under the contract, Harrison Western Construction Corporation charged a management fee of costs plus 10%. The President of Harrison Western Construction Corporation is also a director of the Company.

Additionally, two shareholders, and former officers, of the Company purchased from the Company the outstanding shares of Trend Mining Company that Western Goldfields has been recognizing as an available-for-sale security. At March 31, 2004 and December 31, 2003, these persons owe the Company $17,050 for the purchase which is reflected in accounts receivable in the financial statements.

Other related party transactions are discussed in Notes 4, 7, 8, 10, 12, 14, and 16.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------


NOTE 16 - COMMITMENTS AND CONTINGENCIES

Mining Industry
---------------
The Company is engaged in the exploration and development of mineral properties. At present, the Company is in the process of preparing but does not have feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Consulting Agreements
---------------------
During the period August 1, 2002 through December, 31, 2003, the Company's President was granted compensation between $6,000 and $10,000 per month, Secretary/Treasurer at $3,000 per month and Vice-President at $2,000 per month in accordance with consulting service contracts. Amounts owed at December 31, 2003 and 2002 under these agreements are reflected in the accompanying balance sheets under accrued expenses.

Mine  Operating  Agreement
--------------------------
In September 2003, a Company subsidiary entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Gold Mine. The agreement, which became effective with the acquisition of the Mesquite Mine, has six-month terms that are automatically renewed unless terminated by one of the parties. The contract was completed and terminated on May 8, 2004. (See
Note  17.)

Contract  with  the  County  Sanitation  District  of  Los  Angeles
-------------------------------------------------------------------
During its ownership of the Mesquite Mine, Hanson Natural Resources, a prior operator of the mine, entered into an agreement with the County Sanitation
District of Los Angeles County which then developed and permitted a plan to create a 100 year landfill at the Mesquite Mine that, when completed, is expected to be the largest residential waste disposal in the United States.

Waste is expected to be dumped on lined pads on the pediment to the southeast of the Mesquite pits, ultimately including the southern sections of the leach pads. The waste dumps can utilize much of the material mined at Mesquite as liner and seal. Each cell of the landfill is expected to be sealed as it is completed.

Under the agreement with the County Sanitation District of Los Angeles County, the Company has the right to explore, mine, extract, process, market and sell ore, and otherwise conduct mining and processing activities, anywhere on the property for an initial period through 2024 with automatic extensions until 2078. Much of the infrastructure at the property is likely to be retained by the landfill after mining operations are completed and the Company has met certain reclamation standards. Landfill operations are not expected to begin until 2008.

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------


Registration  Rights  Agreement
-------------------------------
During the period from November 2003 through January 2004 in connection with its private placement, the Company agreed to certain requirements. These requirements included the filing of a Form SB-2 registration concerning the common stock of the private placement.
Under this agreement, if a default in the registration process occurs, the Company could owe substantial penalties to the investors. In accordance with the agreement for one or more reasons, if the registration is not declared effect by the Securities and Exchange Commission by June 30, 2004, the penalty could be enforced. The substantial penalty would be calculated as two percent of the average closing price of the common stock in its principal market times the investors' number of securities held per month. The Company anticipates that the registration will be completed in the summer of 2004.


NOTE 17 - SUBSEQUENT EVENTS

Harrison  Western  Construction  Corporation
--------------------------------------------
On May 8, 2004, the Company's contractor for the operation of the Mesquite Mine completed its obligations under said contract and retired from the mine site. The Company took over operations on May 9, 2004.

Development  Agreements
-----------------------
In April 2004, the Company entered a non-binding letter of intent with Coolcharm Ltd. with respect to a joint venture for the Lincoln Hill Mine, whereby Coolcharm will invest in exploration and development of the property. Under the agreement Coolcharm could invest up to $4,000,000 in exploration and development expenses and earn up to 60% interest in the property.

Also in April 2004 the Company entered a non-binding letter of intent to form a joint venture with 321 Gold for an exploration and development agreement on the Sunny Slope Mine property. Under this agreement, 321 Gold would expend up to $1,000,000 on the exploration and development of the property in anticipation of earning up to a 70% interest in the property.

Lease  Agreement
----------------
On April 1, 2004, the Company leased office space in Reno Nevada to provide for corporate offices. This lease is for a term of two years, requiring monthly minimum lease payments of $4,444. The lease is renewable for two one-year renewal periods at a 5% increase in base rent to $4,666 per month. In addition to the minimum lease payments, the Company will pay 14% of the taxes and property maintenance expenses. The Company paid one month's rent as a deposit of $4,444.

NOTE  18  -CHANGES  IN  ACCOUNTING  PRINCIPLE  ANDCORRECTION  OF  ERRORS
------------------------------------------------------------------------

WESTERN GOLDFIELDS, INC.
(FORMERLY BISMARCK MINING COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004

--------------------------------------------------------------------------------

Subsequent to the issuance of the original financial statements for the year ended December 31, 2003, management discovered that a certain accounting position and information was not correct. The Company was advised by the staff of the Securities and Exchange Commission (the "SEC Staff") as part of a registration filing, that the amount recognized in the acquisition of the assets of the Mesquite Mine included items which should have been expensed upon acquisition and not capitalized. The SEC Staff directed the Company to review the analysis of the $2,736,156 assigned to ore on leach pads under mineral properties. In agreement with the SEC's position the Company corrected the information and expensed the allocated purchase price as exploration expense. The net effect of the change in accounting principle results in an increase in net loss of $2,736,156 after all appropriate adjustments to inventories and mineral properties.

The Company also identified that accounts payable had been overstated due to a double posting of amounts due to Harrison Western Construction Corporation for mine operations. This payable totaling $418,379, also resulted in an overstatement of inventories. Furthermore, the Company recognized a correction to the allocation between additional paid-in capital and warrants on the acquisition of the Mesquite Mine resulting in an increase in warrants of $386,424 and a corresponding decrease in additional paid-in capital. These corrections and restatements had a cumulative effect on increasing the net loss by $2,736,156, and accumulated deficit by $2,736,156, and losses per share by $0.20 for the year ended December 31, 2003.

Also, the Company has revised its calculations for the derivatives arising from the forward sales contract. Originally, the Company valued the derivative portion of the forward sales contract at the same value as the contract with no material difference assigned to the derivative. The calculation has been revised based upon the difference between the contracted prices of gold of $383 and the December 31, 2003 London Afternoon Gold Fix of $417 including estimates of the effect of the Company's financing costs and the gold forward rate expectations. The Company has recognized the effect as an increase in the derivative liability of $855,788 and other comprehensive loss of $855,788.

                                             2003
                               ------------------------------
                                As Originally
                                  Reported       As Restated
                               ---------------  -------------

Financial Position:
  Inventories                  $    2,652,706   $  2,221,627
  Mineral properties           $    2,723,456   $          -
  Accounts payable             $    1,095,964   $    677,585
  Warrants                     $    3,215,054   $  3,601,478
  Accrued derivative loss on
    Contracts                  $            -   $    855,788
  Additional paid-in capital   $   10,443,808   $ 10,057,384
  Accumulated Deficit          $   (1,848,396)  $ (4,584,552)
  Other comprehensive income
    (loss)                     $       63,625   $   (792,163)
Results of Operations:
  Revenue                      $            -   $          -
  Expenses                     $      823,413   $  3,559,569
  Other income (expense)       $     (186,127)  $   (186,127)
  Net loss                     $   (1,009,540)  $ (3,745,696)

  Net loss per share           $        (0.08)  $      (0.28)

As of March 31, 2004, the effects of derivatives associated with the forward sales contract increase the liability by $78,340 to $934,128 in provision for forward sales derivative-mark-to-market. The loss of $78,340 was charged to other comprehensive income.

================================================================================

     UNTIL ____________, 2004 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                38,485,818 SHARES


                            WESTERN GOLDFIELDS, INC.




                                  COMMON STOCK




                              ____________________

                                   PROSPECTUS
                              ____________________




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Idaho Business Corporation Act, an Idaho corporation:

     (1) shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding;

     (2) may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if the officer or director conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all cases, that his conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 30-1-202(2)(e), Idaho Code; and

     (3) may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director; and if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or liability arising out of conduct that constitutes receipt by him of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

     We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers. Our premium for the policy was $50,000 plus taxes and fees.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Western Goldfields, Inc., we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

     Registration fee . . . . . . . . . . . .  $  4,392

     Fees and expenses of accountants . . . .    10,000

     Fees and expenses of legal counsel . . .   100,000

     Miscellaneous expenses . . . . . . . . .    10,000
                                               --------

     Total. . . . . . . . . . . . . . . . . .  $124,392

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In April 2002, we issued 16,667 shares of our common stock to H.F. Magnuson & Co. in payment of $18,518 for outstanding payables attributable to accounting, stock transfer and consulting services. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of
Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In August 2002, we acquired all of the outstanding capital stock of Calumet Mining Company for 3.5 million shares of our common stock. The acquisition was structured as a share exchange with one share of our common stock issued for every 2 shares of Calumet Mining Company then outstanding. The acquisition was valued at a per share price of $0.10 for an aggregate of $350,000. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through their relationships with us, to information about us.

     In September 2002, we acquired the Gold Point Mine mining claims from Western Continental, Inc. in exchange for 250,000 shares of our common stock valued at $112,500, assumption of liabilities of $5,000, mining claims valued at $15,000, 141,875 shares of Grand Central Silvers Mines we owned valued at approximately $28,375 and $2,500 cash. Western Continental, Inc. was controlled by William L. Campbell, its President, who served as our President prior to August 24, 2002. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In December 2002, we closed a private placement of units pursuant to Rule 506 under Regulation D to third party individuals and institutional investors, including fourteen individual non-institutional investors, consisting of one share of our common stock and a warrant to purchase one share of our common stock. The purchase price per unit in the private placement was $0.30, and the warrants are exercisable until February 1, 2005 at an exercise price of $0.45 per share. We sold 1,771,669 units for gross proceeds to us of $531,500. We agreed, under certain circumstances, to register under the Securities Act of 1933, as amended, the shares issued or issuable in the private placement. These registration rights expired in June 2003. We furnished certain information about us to the investors and conducted the offering on a limited basis through Pennaluna & Co., as the placement agent for the offering. For its services as placement agent in the private placement, we agreed to pay to Pennaluna & Co. a commission of ten percent of the gross proceeds it raised in the offering and warrants to purchase 60,500 shares of our common stock.

     In January and February 2003, certain of our officers and directors were granted units, consisting of one share of our common stock and a warrant to purchase one share of our common stock, for services rendered. The warrants are exercisable until February, 2005 at an exercise price of $0.45 per share. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investors represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors had adequate access, through their relationship with us, to information about us. We issued 292,500 units for services valued at $87,750. We issued the units to:

     - Thomas K. Mancuso, our President and Director, who received 80,000 units;

     - John P. Ryan, then our Chief Financial Officer, Secretary and Director, who received 40,000 units;

     - Howard M. Crosby, then our Vice President and Director, who received 33,334 units;

     - Mountain Gold Exploration, Inc. which received 55,832 units. Thomas E. Callicrate, our Vice President of Exploration and Director, is the President, Secretary and Director of Mountain Gold Exploration, Inc.; and

     -    Guma Aguilar, who was previously our Director, received 83,334 units.

     In February 2003, we issued 1,500 shares of our common stock to Bill Klud in consideration for consulting services related to our mining claims. The shares were issued at $0.30, for an aggregate of $450 to Mr. Klud. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented his intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through his relationship with us, to information about us.

     In June 2003, October 2003, and March 2004, we issued 8,334, 12,000 and 9,000 shares of our common stock, respectively, to Proteus Capital Corp. in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. The issuances were valued at $2,500, $7,920 and $7,200, respectively. Proteus Capital Corp. also received warrants to purchase 50,000 shares of our common stock with an exercise price of $1.70 per share exercisable for four years from the date of issuance, valued at $1,500. In addition, we issued to Proteus Capital Corp. 125,000 shares at $0.80 and warrants to purchase an additional 200,000 shares of our common stock an exercise price of $1.00 per share exercisable for four years from the date of the closing of our acquisition of the Mesquite Mine in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. The total consideration paid for the services provided by Proteus Capital Corp. was valued at $253,186. These transactions did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transactions were exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through their relationships with us, to information about us.

     From August 2003 to October 2003, we issued an aggregate of 350,000 shares of our common stock to seven individual investors upon the exercise of warrants purchased in our December 2002 private placement. The warrant holders exercised the warrants at an exercise price of $0.45 per share. Although the registration rights associated with the underlying shares expired in June 2003, we agreed to register these shares under the Securities Act of 1933, as amended. These transactions did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transactions were exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investors represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors had adequate access, through their relationships with us, to information about us.

     In July 2003, James Mancuso joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Mancuso the following options to purchase shares of our common stock, in each case exercisable for a period of five years from the date of vesting:

     - 200,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 100,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 75,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 75,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

The options granted to Mr. Mancuso were valued at $121,500.

     In August 2003, Kenneth A. Brunk joined our board of directors. Mr. Brunk resigned from our board of directors in July 2004. In connection with his joining our board of directors, we issued to Mr. Brunk the following options to purchase shares of our common stock, in each case exercisable for a period of five years from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

The options granted to Mr. Brunk were valued at $83,000.

     These transactions did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transactions were exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investors represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investors had adequate access, through their relationships with us, to information about us.

     In September 2003, we entered into a business consultant agreement with MGI Fund-Raising Consultants whereby MGI Fund-Raising Consultants would perform financial consulting and public relations services for us in Canada. In consideration for its services, we agreed to issue to MGI Fund-Raising Consultants warrants to purchase 75,000 shares of our common stock at a price per share equal to the prevail market price at the time of the agreement. The warrants are exercisable for three years from the date of issuance. The warrants were valued at $10,500. In addition, we agreed to register under the Securities Act of 1933, as amended, the shares issuable upon exercise of the warrants upon the demand of MGI Fund-Raising Consultants or if we register other securities of ours. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. The option was valued at $57,958. In November 2003 we completed the purchase of the Mesquite Mine, and Newmont Mining Corporation now owns 3,454,468 shares of our common stock and warrants to purchase an additional 8,091,180 shares of our common stock. The transaction was valued at approximately $9.1 million, including the assumption of existing reclamation obligations. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In November 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a facility agreement with RMB International (Dublin) Limited and RMB Resources Limited. In connection with the facility agreement, we issued warrants to purchase to purchase 780,000 shares of our common stock to RMB Resources Limited. The warrants are exercisable for a period of three years from the date of the facility agreement for a purchase price of $1.00 per share, subject to adjustments. The warrants were valued at $156,000. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In December 2003, we completed a private placement to third party individuals and institutional investors of 12,500,000 units at a price of $0.80 per unit pursuant to Regulation S, promulgated under the Securities Act of 1933, as amended. Units consist of one share of our common stock, a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share and one share of our common stock issued in escrow. Each purchaser of a unit in the private placement was entitled to receive an additional share per unit purchased if we did not close a transaction with another company before February 28, 2004 which resulted in the listing of the resulting company's securities on the Toronto Stock Exchange. The escrow agent released the escrowed shares to the purchasers in March 2004. We also agreed to register under the Securities Act of 1933, as amended, the shares of common stock issued in the private placement, issued upon exercise of the warrant issued in the private placement and shares of any resulting entity in a merger transaction. In addition, we agreed under certain circumstances, upon the request of the holders, to include those shares of our common stock in a securities registration that we undertake on our behalf or on behalf of others. The aggregate proceeds to us from the private placement were approximately $9.1 million.

     We furnished certain information about us to the investors and conducted the offering on a limited basis through IBK Capital Corp., as the placement agent for the offering. For its services as placement agent in the private placement, we agreed to pay to IBK Capital Corp. a commission of 10% of the proceeds of the private placement payable in warrants to purchase our common stock. The warrants are exercisable for a period of two years at an exercise price of $1.00 per share. We have issued to IBK Capital Corp. warrants to purchase 1,250,000 shares of common stock. The warrants are exercisable for a period of two years from the date of issuance for a purchase price of $1.00 per share, subject to anti-dilution adjustments.

     In January 2004, we acquired certain properties in southern California from La Cuesta International in exchange for a payment of $10,000, reimbursement of $10,500 for prior lease payments, 25,000 shares of our common stock and a one-half percent net smelter return royalty on certain of the properties. The shares were valued at $20,000. This transaction did not involve any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transaction was exempt from the registration by virtue of
Section 4(2) of the Securities Act of 1933, as amended. The investor represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The investor had adequate access, through its relationship with us, to information about us.

     In January 2004, Douglas J. Newby joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Newby the following options to purchase shares of our common stock, in each case exercisable for a five year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

The options granted to Mr. Newby were valued at $140,000.

     In January 2004, we hired Mark C. Shonnard as our Chief Financial Officer, Secretary and Treasurer. In connection with his hiring, we issued to Mr. Shonnard the following options to purchase shares of our common stock, in each case exercisable for a three year period from the date of vesting:

     - 50,000 shares exercisable immediately at an exercise price of $1.00 per share;

     - 150,000 shares exercisable after six months from the date of grant at an exercise price at the then current market price per share; and

     - 150,000 shares exercisable after 12 months from the date of grant at an exercise price of the then current market price per share.

The options granted to Mr. Shonnard were valued at $96,000.

     Mr. Shonnard was also granted options to purchase shares of our common stock, exercisable for a five year period from the date of vesting, in the amounts of 100,000 shares exercisable immediately at an exercise price of $1.00 per share. The options were valued at $36,000.

     In January 2004, we hired Lawrence J. O'Connor as our Vice President of Operations. In connection with his hiring, we issued to Mr. O'Connor the following options to purchase shares of our common stock, in each case exercisable for a three year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $1.00 per share;

     - 150,000 shares exercisable after six months from the date of grant at an exercise price of the then current market price per share; and

     - 150,000 shares exercisable after 12 months from the date of grant at an exercise price of the then current market price per share.

The options granted to Mr. O'Connor were valued at $102,750.

     In January 2004, we issued options to purchase shares of our common stock, exercisable for a five year period from the date of vesting, at an exercise price of $1.00 per share in the amounts of 150,000 shares, 150,000 shares and 75,000 shares, respectively, to our directors Thomas K. Mancuso, Thomas
Callicrate and John P. Ryan. Mr. Ryan subsequently resigned from our board of directors. The options were valued at $54,000, $54,000 and $27,000, respectively.

     In April 2004 we issued warrants to purchase 150,000 shares of our common stock to Harrison Western Construction Company in connection with the management contract for the Mesquite Mine. The warrants are exercisable for $1.00 per share for a period of three years. Kenneth A. Brunk is the President and CEO of Harrison Western Construction Company. Mr. Brunk resigned from our board of directors in July 2004. The warrants were valued at $22,500.

     In May 2004, Gerald B. Ruth joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Ruth the following options to purchase shares of our common stock, in each case exercisable for a five year period from the date of vesting:

     - 75,000 shares exercisable immediately at an exercise price of $0.50 per share;

     - 75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

     - 50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

     - 50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

The options granted to Mr. Ruth were valued at $48,000.

ITEM 27.  EXHIBITS

  EXHIBIT
     NO.                                        DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
      3.1+   Articles of Incorporation, as amended, of Western Goldfields, Inc.
      3.2+   Bylaws of Western Goldfields, Inc.
      4.1+   Form of Stock Purchase Warrant by Western Goldfields, Inc. in favor of the Investors in the
             November-December 2003 Private Placement
      4.2+   Warrant, dated November 5, 2003, by Western Goldfields, Inc. in favor of RMB Resources Limited
             (included in Schedule 5 to Exhibit 10.2)
      4.3+   Warrant, dated November 7, 2003, by Western Goldfields, Inc. in favor of Hospah Coal Company
      4.4+   Warrant, dated March 16, 2004, by Western Goldfields, Inc. in favor of Hospah Coal Company
      5.1    Opinion of Jenkens & Gilchrist Parker Chapin, LLP
     10.1+   Registration Rights Agreement between Western Goldfields, Inc. and the Investors in the
             November-December 2003 Private Placement
     10.2+   Facility Agreement, dated as of November 5, 2003, between Western Mesquite Mines, Inc., Each party listed in schedule 1 as a Guarantor, RMB International (Dublin) Limited and RMB Resources
             Limited
     10.3+   Security Agreement, dated as of November 5, 2003, between Western Mesquite Mines, Inc., RMB
             International (Dublin) Limited and RMB Resources Limited
     10.4+   Mortgage, Security Agreement, Assignment and Financing Statement, dated as of November 7,
             2003, from Western Mesquite Mines, Inc. to RMB International (Dublin) Limited and RMB
             Resources Limited
     10.5+   Pledge Agreement, dated as of November 5, 2003, between Western Goldfields, Inc., RMB
             International (Dublin) Limited and RMB Resources Limited
     10.6+   Deposit Account Control Agreement, dated as of November 5, 2003, by and between RMB
             International (Dublin) Limited, RMB Resources Limited, Western Mesquite Mines, Inc. and Baker
             Boyer National Bank
     10.7+   Deed of Guarantee and Indemnity, dated as of November 5, 2003, between RMB Resources
             Limited, RMB International (Dublin) Limited and The companies described in the schedule as
             Guarantors
    10.8++   Management Side Agreement, dated as of November 5, 2003, between RMB Resources Limited,
             RMB International (Dublin) Limited, Western Mesquite Mines, Inc. and Harrison Western
             Construction Corporation
     10.9+   Agreement, dated as of September 1, 2003, between Western Mesquite Mines, Inc. and Harrison
             Western Construction Corporation
    10.10+   Asset Purchase Agreement, dated effective November 7, 2003, among Western Mesquite Mines,
             Inc., Western Goldfields, Inc., Hospah Coal Company, and Newmont USA Limited dba Newmont
             Mining Corporation
    10.11+   Registration Rights Agreement, dated as of November 7, 2003, between Western Goldfields, Inc.
             and Hospah Coal Company
  10.11.1+   Agreement Regarding Return of Shares, dated January 20, 2004, by and between Western
             Goldfields, Inc. and Hospah Coal Company
    10.12+   Net Operating Cash Flow Royalty Agreement, dated November 7, 2003, between Western
             Mesquite Mines, Inc. and Hospah Coal Company
    10.13+   Royalty Agreement, dated November 7, 2003, between Western Mesquite Mines, Inc. and Hospah
             Coal Company
    10.14+   Guaranty, dated November 7, 2003, by Western Goldfields, Inc. in favor of Newmont USA Limited and Hospah Coal Company
    10.15+   Exploration and Mining Lease Agreement, dated December 23, 2002, between Mountain Gold
             Exploration, Inc, Lane A. Griffin and Western Goldfields, Inc.
    10.16+   Agreement, dated April 25, 2003, by and among Western Goldfields, Inc. and Electrum L.L.C.
    10.17+   Business Consultant Agreement, dated September 28, 2003, between MGI Fund-Raising
             Consultants and Western Goldfields, Inc.


                                      II-8

    10.18+   Mineral Lease and Landfill Facilities Lease Agreement, dated as of June 11, 1993, by and between
             Hanson Natural Resources Company, Hospah Coal Company and Santa Fe Pacific Minerals
             Corporation
    10.19+   Refining Agreement, dated December 1, 2003, by and between Western Goldfields, Inc. and
             Johnson Matthey Inc.
  10.20.1+   Statement of Intent and Confidentiality Agreement, dated January  23, 2004, by and between the
             Selnek-is Tem-Al Corporation on behalf of the Torres Martinez Desert Cahuilla Indians and
             Western Goldfields, Inc.
  10.20.2+   Letter Agreement, dated April 7, 2004, from Western Goldfields, Inc. and accepted and agreed to by the Torres Martinez Desert Cahuilla Indian Tribe
  10.20.3    Letter Agreement, dated July 12, 2004 from Western Goldfields, Inc. and accepted and agreed to by Selnek-is Tem-Al Corp.
    10.21+   Lease Agreement, dated April 1, 2004, between Matley Plaza Limited Partnership and Western
             Goldfields
    10.22+   Letter Agreement, dated April 28, 2004 from Western Goldfields, Inc. and accepted and agreed to by
             321gold
    10.23+   Letter Agreement, dated April 8, 2004, from Western Goldfields, Inc. and agreed and accepted by
             Coolcharm Ltd.
  10.24.1+   Letter  Agreement, dated January 7, 2004, by Western Goldfields, Inc. and La Cuesta International, Inc.
  10.24.2+   Mining Lease, dated as of June 19, 2003, between Neil Johnson and La Cuesta International, Inc.
  10.24.3+   Mining Lease, dated as of July 1, 2003, between Edwin C. Mealy and Mary C. Mealy and La Cuesta
             International, Inc.
     21.1+   List of Subsidiaries
     23.1    Consent of Williams & Webster, P.S.
     23.2+   Consent of Jenkens & Gilchrist Parker Chapin, LLP (included in Exhibit 5.1)
     24.1+   Power of Attorney (included on Signature page)

_____________________________
+   Previously  filed



ITEM 28.  UNDERTAKINGS

(a). The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment no. 3 to registration statement to be signed on its behalf by the undersigned, in the city of Reno, state of Nevada, on this 6th day of August.

                                    WESTERN  GOLDFIELDS,  INC.

                                    By: /s/  Thomas K. Mancuso
                                       --------------------------------------
                                             Thomas K. Mancuso, President

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                  TITLE                     DATE
--------------------------  ------------------------------------  -----------


/s/Thomas K. Mancuso        President and Director                August 6, 2004
--------------------------  (Principal Executive Officer)
Thomas K. Mancuso

/s/Mark C. Shonnard         Treasurer and  Secretary (Principal   August 6, 2004
--------------------------  Accounting Officer)
Mark C. Shonnard


/s/*                        Chairman of the Board of Directors    August 6, 2004
--------------------------
James Mancuso


/s/*                        Director                              August 6, 2004
--------------------------
Thomas E. Callicrate


                            Director
--------------------------
Gerald B. Ruth

/s/Douglas J. Newby         Director                              August 6, 2004
--------------------------
Douglas J. Newby

*By: /s/ Thomas K. Mancuso                                        August 6, 2004
--------------------------
         Thomas K. Mancuso
         Attorney-in-fact

                                                   EXHIBIT INDEX

  EXHIBIT
     NO.                                        DOCUMENT DESCRIPTION
-----------  -------------------------------------------------------------------------------------------------
      3.1+   Articles of Incorporation, as amended, of Western Goldfields, Inc.
      3.2+   Bylaws of Western Goldfields, Inc.
      4.1+   Form of Stock Purchase Warrant by Western Goldfields, Inc. in favor of the Investors in the
             November-December 2003 Private Placement
      4.2+   Warrant, dated November 5, 2003, by Western Goldfields, Inc. in favor of RMB Resources Limited
             (included in Schedule 5 to Exhibit 10.2)
      4.3+   Warrant, dated November 7, 2003, by Western Goldfields, Inc. in favor of Hospah Coal Company
      4.4+   Warrant, dated March 16, 2004, by Western Goldfields, Inc. in favor of Hospah Coal Company
      5.1    Opinion of Jenkens & Gilchrist Parker Chapin, LLP
     10.1+   Registration Rights Agreement between Western Goldfields, Inc. and the Investors in the
             November-December 2003 Private Placement
     10.2+   Facility Agreement, dated as of November 5, 2003, between Western Mesquite Mines, Inc., Each party listed in schedule 1 as a Guarantor, RMB International (Dublin) Limited and RMB Resources
             Limited
     10.3+   Security Agreement, dated as of November 5, 2003, between Western Mesquite Mines, Inc., RMB
             International (Dublin) Limited and RMB Resources Limited
     10.4+   Mortgage, Security Agreement, Assignment and Financing Statement, dated as of November 7,
             2003, from Western Mesquite Mines, Inc. to RMB International (Dublin) Limited and RMB
             Resources Limited
     10.5+   Pledge Agreement, dated as of November 5, 2003, between Western Goldfields, Inc., RMB
             International (Dublin) Limited and RMB Resources Limited
     10.6+   Deposit Account Control Agreement, dated as of November 5, 2003, by and between RMB
             International (Dublin) Limited, RMB Resources Limited, Western Mesquite Mines, Inc. and Baker
             Boyer National Bank
     10.7+   Deed of Guarantee and Indemnity, dated as of November 5, 2003, between RMB Resources
             Limited, RMB International (Dublin) Limited and The companies described in the schedule as
             Guarantors
    10.8++   Management Side Agreement, dated as of November 5, 2003, between RMB Resources Limited,
             RMB International (Dublin) Limited, Western Mesquite Mines, Inc. and Harrison Western
             Construction Corporation
     10.9+   Agreement, dated as of September 1, 2003, between Western Mesquite Mines, Inc. and Harrison
             Western Construction Corporation
    10.10+   Asset Purchase Agreement, dated effective November 7, 2003, among Western Mesquite Mines,
             Inc., Western Goldfields, Inc., Hospah Coal Company, and Newmont USA Limited dba Newmont
             Mining Corporation
    10.11+   Registration Rights Agreement, dated as of November 7, 2003, between Western Goldfields, Inc.
             and Hospah Coal Company
  10.11.1+   Agreement Regarding Return of Shares, dated January 20, 2004, by and between Western
             Goldfields, Inc. and Hospah Coal Company
    10.12+   Net Operating Cash Flow Royalty Agreement, dated November 7, 2003, between Western
             Mesquite Mines, Inc. and Hospah Coal Company
    10.13+   Royalty Agreement, dated November 7, 2003, between Western Mesquite Mines, Inc. and Hospah
             Coal Company
    10.14+   Guaranty, dated November 7, 2003, by Western Goldfields, Inc. in favor of Newmont USA Limited and Hospah Coal Company
    10.15+   Exploration and Mining Lease Agreement, dated December 23, 2002, between Mountain Gold
             Exploration, Inc, Lane A. Griffin and Western Goldfields, Inc.
    10.16+   Agreement, dated April 25, 2003, by and among Western Goldfields, Inc. and Electrum L.L.C.
    10.17+   Business Consultant Agreement, dated September 28, 2003, between MGI Fund-Raising
             Consultants and Western Goldfields, Inc.
    10.18+   Mineral Lease and Landfill Facilities Lease Agreement, dated as of June 11, 1993, by and between
             Hanson Natural Resources Company, Hospah Coal Company and Santa Fe Pacific Minerals


             Corporation
    10.19+   Refining Agreement, dated December 1, 2003, by and between Western Goldfields, Inc. and
             Johnson Matthey Inc.
  10.20.1+   Statement of Intent and Confidentiality Agreement, dated January  23, 2004, by and between the
             Selnek-is Tem-Al Corporation on behalf of the Torres Martinez Desert Cahuilla Indians and
             Western Goldfields, Inc.
  10.20.2+   Letter Agreement, dated April 7, 2004, from Western Goldfields, Inc. and accepted and agreed to by the Torres Martinez Desert Cahuilla Indian Tribe
  10.20.3    Letter Agreement, dated July 12, 2004, from Western Goldfields, Inc. and accepted and agreed to by  Selnek-is  Tem-Al  Corp.
    10.21+   Lease Agreement, dated April 1, 2004, between Matley Plaza Limited Partnership and Western
             Goldfields
    10.22+   Letter Agreement, dated April 28, 2004 from Western Goldfields, Inc. and accepted and agreed to by
             321gold
    10.23+   Letter Agreement, dated April 8, 2004, from Western Goldfields, Inc. and agreed and accepted by
             Coolcharm Ltd.
  10.24.1+   Letter  Agreement, dated January 7, 2004, by Western Goldfields, Inc. and La Cuesta International, Inc.
  10.24.2+   Mining Lease, dated as of June 19, 2003, between Neil Johnson and La Cuesta International, Inc.
  10.24.3+   Mining Lease, dated as of July 1, 2003, between Edwin C. Mealy and Mary C. Mealy and La Cuesta
             International, Inc.
     21.1+   List of Subsidiaries
     23.1    Consent of Williams & Webster, P.S.
     23.2+   Consent of Jenkens & Gilchrist Parker Chapin, LLP (included in Exhibit 5.1)
     24.1+   Power of Attorney (included on Signature page)

_____________________________
+   Previously  filed